                                                                    Exhibit 10.2

================================================================================

                                CREDIT AGREEMENT
                         Dated as of September 24, 1999
                                      among
                          ICON HEALTH & FITNESS, INC.,
                                  as Borrower,
                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                               as Credit Parties,
                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                   as Lenders,
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Agent and Lender,
                                       and
                              FLEET NATIONAL BANK,
                         as Syndication Agent and Lender

================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1. AMOUNT AND TERMS OF CREDIT................................................2

      1.1. Credit Facilities.................................................2
      1.2. Letters of Credit.................................................8
      1.3. Prepayments.......................................................8
      1.4. Use of Proceeds..................................................12
      1.5. Interest and Applicable Margins..................................12
      1.6. Eligible Accounts................................................16
      1.7. Eligible Inventory...............................................19
      1.8. Cash Management Systems..........................................20
      1.9. Fees.............................................................21
      1.10. Receipt of Payments.............................................21
      1.11. Application and Allocation of Payments..........................22
      1.12. Loan Account and Accounting.....................................23
      1.13. Indemnity.......................................................24
      1.14. Access..........................................................25
      1.15. Taxes...........................................................26
      1.16. Capital Adequacy; Increased Costs; Illegality...................26
      1.17. Single Loan.....................................................28

2. CONDITIONS PRECEDENT.....................................................28

      2.1. Conditions to the Initial Loans..................................28
      2.2. Further Conditions to Each Loan..................................30

3. REPRESENTATIONS AND WARRANTIES...........................................31

      3.1. Corporate Existence; Compliance with Law.........................31
      3.2. Executive Offices, Collateral Locations, FEIN....................31
      3.3. Corporate Power, Authorization, Enforceable Obligations..........32
      3.4. Financial Statements and Projections.............................32
      3.5. Material Adverse Effect..........................................33
      3.6. Ownership of Property; Liens.....................................33
      3.7. Labor Matters....................................................34
      3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and
           Indebtedness.....................................................35
      3.9. Government Regulation............................................35
      3.10. Margin Regulations..............................................35
      3.11. Taxes...........................................................35
      3.12. ERISA and Canadian Pension and Benefit Plans....................36
      3.13. No Litigation...................................................37
      3.14. Brokers.........................................................37
      3.15. Intellectual Property...........................................38
      3.16. Full Disclosure.................................................38
      3.17. Environmental Matters...........................................38
      3.18. Insurance.......................................................39

      3.19. Deposit and Disbursement Accounts...............................39
      3.20. Government Contracts............................................39
      3.21. Customer and Trade Relations....................................39
      3.22. Agreements and Other Documents..................................40
      3.23. Solvency........................................................40
      3.24. Year 2000 Representations.......................................40
      3.25. Recapitalization................................................40
      3.26. Status of New Holdings..........................................41
      3.27. Subordinated Debt...............................................41

4. FINANCIAL STATEMENTS AND INFORMATION.....................................41

      4.1. Reports and Notices..............................................41
      4.2. Communication with Accountants...................................41

5. AFFIRMATIVE COVENANTS....................................................42

      5.1. Maintenance of Existence and Conduct of Business.................42
      5.2. Payment of Charges...............................................42
      5.3. Books and Records................................................43
      5.4. Insurance; Damage to or Destruction of Collateral................43
      5.5. Compliance with Laws.............................................44
      5.6. Canadian Pension and Benefit Plans...............................45
      5.7. Supplemental Disclosure..........................................45
      5.8. Intellectual Property............................................46
      5.9. Environmental Matters............................................46
      5.10. Landlords' Agreements, Mortgagee Agreements and Bailee Letters..46
      5.11. Interest Rate...................................................47
      5.12. Further Assurances..............................................47
      5.13. Term Loan C Tax Accrual Periods.................................47
      5.14. Year 2000.......................................................48

6. NEGATIVE COVENANTS.......................................................48

      6.1. Mergers, Subsidiaries, Etc.......................................48
      6.2. Investments; Loans and Advances..................................48
      6.3. Indebtedness.....................................................49
      6.4. Employee Loans and Affiliate Transactions........................50
      6.5. Capital Structure and Business...................................50
      6.6. Guaranteed Indebtedness..........................................51
      6.7. Liens............................................................51
      6.8. Sale of Stock and Assets.........................................51
      6.9. ERISA............................................................52
      6.10. Financial Covenants.............................................52
      6.11. Hazardous Materials.............................................52
      6.12. Sale-Leasebacks.................................................52
      6.13. Cancellation of Indebtedness....................................52
      6.14. Restricted Payments.............................................52
      6.15. Change of Corporate Name or Location; Change of Fiscal Year.....53

      6.16. No Impairment of Intercompany Transfers.........................54
      6.17. No Speculative Transactions.....................................54
      6.18. Leases; Real Estate Purchases...................................54
      6.19. Changes Relating to Subordinated Debt and Other Agreements......54
      6.20. Holdcos.........................................................54

7. TERM.....................................................................55

      7.1. Termination......................................................55
      7.2. Survival of Obligations Upon Termination of Financing
           Arrangements.....................................................55

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES...................................55

      8.1. Events of Default................................................55
      8.2. Remedies.........................................................57
      8.3. Priority of Payment..............................................58
      8.4. Waivers by Credit Parties........................................59
      8.5. Receivership.....................................................59

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT......................60

      9.1. Assignment and Participations....................................60
      9.2. Appointment of Agent.............................................62
      9.3. Agents' Reliance, Etc............................................63
      9.4. Agents and Affiliates............................................63
      9.5. Lender Credit Decision...........................................64
      9.6. Indemnification..................................................64
      9.7. Successor Agent..................................................64
      9.8. Setoff and Sharing of Payments...................................65
      9.9. Advances; Payments; Non-Funding Lenders; Information;
           Actions in Concert...............................................66

10. SUCCESSORS AND ASSIGNS..................................................68

      10.1. Successors and Assigns..........................................68

11. MISCELLANEOUS...........................................................69

      11.1. Complete Agreement; Modification of Agreement...................69
      11.2. Amendments and Waivers..........................................69
      11.3. Fees and Expenses...............................................71
      11.4. No Waiver.......................................................73
      11.5. Remedies........................................................73
      11.6. Severability....................................................73
      11.7. Conflict of Terms...............................................73
      11.8. Confidentiality.................................................74
      11.9. GOVERNING LAW...................................................74
      11.10. Notices........................................................75
      11.11. Section Titles.................................................75
      11.12. Counterparts...................................................76
      11.13. WAIVER OF JURY TRIAL...........................................76

      11.14. Press Releases; Etc............................................76
      11.15. Reinstatement..................................................76
      11.16. Advice of Counsel..............................................77
      11.17. No Drafting Presumptions.......................................77
      11.18. License........................................................77

                               INDEX OF APPENDICES

Annex A (Recitals)            -     Definitions
Annex B (Section 1.2)         -     Letters of Credit
Annex C (Section 1.8)         -     Cash Management System
Annex D (Section 2.1(a))      -     Closing Checklist
Annex E (Section 4.1(a))      -     Financial Statements and Projections
                                    -- Reporting
Annex F (Section 4.1(b))      -     Collateral Reports
Annex G (Section 6.10)        -     Financial Covenants
Annex H (Section 9.9(a))      -     Lenders' Wire Transfer Information
Annex I (Section 11.10)       -     Notice AddressesAnnex J (from Annex A-
  Commitments definition)     -     Commitments as of Closing Date
Annex K (from Annex A -
  Recapitalization Documents
  definition)                 -     Recapitalization Documents

Exhibit 1.1(a)(i)             -     Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)            -     Form of Revolving Note
Exhibit 1.1(b)                -     Form of Term Note
Exhibit 1.1(c)(ii)            -     Form of Swing Line Note
Exhibit 1.1(d)                -     Form of IP Note
Exhibit 1.5(e)                -     Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                -     Form of Borrowing Base Certificate
Exhibit 9.1(a)                -     Form of Assignment Agreement
Disclosure Schedule  1.1      -     Agent's Representatives
Disclosure Schedule  1.4      -     Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.2      -     Executive Offices, Collateral Locations,
                                    FEIN
Disclosure Schedule  3.4(A)   -     Financial Statements
Disclosure Schedule  3.4(B)   -     Pro Forma
Disclosure Schedule  3.4(C)   -     Projections
Disclosure Schedule  3.6      -     Real Estate and Leases
Disclosure Schedule  3.7      -     Labor Matters
Disclosure Schedule  3.8      -     Ventures, Subsidiaries and Affiliates;
                                    Outstanding
                                    Stock
Disclosure Schedule  3.11     -     Tax Matters
Disclosure Schedule  3.12     -     ERISA Plans
Disclosure Schedule  3.13     -     Litigation
Disclosure Schedule  3.15     -     Intellectual Property
Disclosure Schedule  3.17     -     Hazardous Materials
Disclosure Schedule  3.18     -     Insurance
Disclosure Schedule  3.19     -     Deposit and Disbursement Accounts
Disclosure Schedule  3.20     -     Government Contracts
Disclosure Schedule  3.21     -     Relationships with Suppliers
Disclosure Schedule  3.22     -     Material Agreements
Disclosure Schedule  5.1      -     Trade Names

Disclosure Schedule  6.3      -     Indebtedness
Disclosure Schedule  6.4      -     Transactions with Affiliates
Disclosure Schedule  6.7      -     Existing Liens

            This CREDIT AGREEMENT (this "Agreement"), dated as of September 24, 1999 among ICON HEALTH & FITNESS, INC., a Delaware corporation ("Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, FLEET NATIONAL BANK, for itself, as Lender, and as Syndication Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

            WHEREAS, Borrower has requested that Lenders extend revolving and term credit facilities to Borrower of up to Three Hundred Million Dollars ($300,000,000) in the aggregate for the purpose of funding a portion of the costs of the Recapitalization and to provide (a) working capital financing for Borrower, (b) funds for other general corporate purposes of Borrower and (c) funds for certain fees and expenses in connection with the transactions contemplated hereby; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

            WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and real property; and

            WHEREAS, HF Holdings, Inc., a Delaware corporation ("New Holdings") is willing to guarantee all of the obligations of Borrower to Agent and Lenders under the Loan Documents and to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Borrower to secure such guaranty; and

            WHEREAS, the Stock and assets of each direct and indirect domestic and Canadian Subsidiary of Borrower will be pledged as Collateral for the Loans and each such Subsidiary will guarantee payment thereof; and

            WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

            1.1. Credit Facilities.

            (a) Revolving Credit Facility.

                  (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("Borrowing Availability"). Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Those notices must be given no later than (1) noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

                  (ii) Except as provided in Section 1.12, Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of
      Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (iii) Clean Down. Borrower shall cause the outstanding principal balance of the Swing Line Loan and Revolving Loan to be reduced to $25,000,000 or less for a period of sixty (60) consecutive days or more, during the period of May 1st through August 31st of each year.

            (b) Term Loans.

                  (i) Subject to the terms and conditions hereof, each Term Lender agrees to make term loans (individually, "Term Loan A," "Term Loan B" and "Term Loan C," and collectively, the "Term Loans") on the Closing Date to Borrower in the original principal amount of its Term Loan A Commitment, Term Loan B Commitment and/or Term Loan C Commitment, as applicable. The obligations of each Term Lender hereunder shall be several and not joint with respect to each Term Loan. The Term Loans shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each a "Term Note" and collectively the "Term Notes"), and, except as provided in Section 1.12, Borrower shall execute and deliver each Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan A Commitment, Term Loan B Commitment or Term Loan C Commitment, as applicable, together with interest thereon as prescribed in Section 1.5.

                  (ii) Borrower shall repay the principal amount of Term Loan A in twenty (20) consecutive quarterly installments on the last day of February, May, August and November of each year, commencing November 30, 1999, as follows:

                  Payment               Installment
                   Dates                  Amounts
                  -------               -----------

                  November 30, 1999        $681,818

                  February 29, 2000        $681,818

                  May 31, 2000             $681,818

                  August 31, 2000          $681,818

                  November 30, 2000      $1,363,636

                  February 28, 2001      $1,363,636

                  May 31, 2001           $1,363,636

                  August 31, 2001        $1,363,636

                  November 30, 2001      $1,363,636

                  February 28, 2002      $1,363,636

                  May 31, 2002           $1,363,636

                  August 31, 2002        $1,363,636

                  November 30, 2002      $2,045,455

                  February 28, 2003      $2,045,455

                  May 31, 2003           $2,045,455

                  August 31, 2003        $2,045,455

                  November 30, 2003      $2,045,455

                  February 28, 2004      $2,045,455

                  May 31, 2004           $2,045,455

                  The final installment due on August 31, 2004 shall be in the amount of $2,045,455 or, if different, the remaining principal balance of Term Loan A.

                  (iii) Borrower shall repay the principal amount of Term Loan B in twenty-one (21) consecutive quarterly installments on the last day of February, May, August and November of each year, commencing November 30, 1999, as follows:

                  Payment               Installment
                   Dates                  Amounts
                  -------               -----------

                  November 30, 1999        $275,000

                  February 29, 2000        $275,000

                  May 31, 2000             $275,000

                  August 31, 2000          $275,000

                  November 30, 2000        $275,000

                  February 28, 2001        $275,000

                  May 31, 2001             $275,000

                  August 31, 2001          $275,000

                  November 30, 2001        $275,000

                  February 28, 2002        $275,000

                  May 31, 2002             $275,000

                  August 31, 2002          $275,000

                  November 30, 2002        $275,000

                  February 28, 2003        $275,000

                  May 31, 2003             $275,000

                  August 31, 2003          $275,000

                  November 30, 2003        $275,000

                  February 28, 2004        $275,000

                  May 31, 2004             $275,000

                  August 31, 2004          $275,000

                  The final installment due on November 29, 2004 shall be in the amount of $74,500,000 or, if different, the remaining principal balance of Term Loan B.

                  (iv) Borrower shall repay the principal amount of Term Loan C in twenty-two (22) consecutive quarterly installments on the first day of March, June, September and December of each year, commencing December 1, 1999, as follows:

                  Payment               Installment
                   Dates                  Amounts
                  -------               -----------

                  December 1, 1999         $100,000

                  March 1, 2000            $100,000

                  June 1, 2000             $100,000

                  September 1, 2000        $100,000

                  December 1, 2000         $100,000

                  March 1, 2001            $100,000

                  June 1, 2001             $100,000

                  September 1, 2001        $100,000

                  December 1, 2001         $100,000

                  March 1, 2002            $100,000

                  June 1, 2002             $100,000

                  September 1, 2002        $100,000

                  December 1, 2002         $100,000

                  March 1, 2003            $100,000

                  June 1, 2003             $100,000

                  September 1, 2003        $100,000

                  December 1, 2003         $100,000

                  March 1, 2004            $100,000

                  June 1, 2004             $100,000

                  September 1, 2004        $100,000

                  December 1, 2004         $100,000

                  The final installment due on March 1, 2005 shall be in the amount of $52,900,000 or, if different, the remaining principal balance of Term Loan C.

                  (v) Notwithstanding Section 1.1(b)(ii), (iii) and (iv), the aggregate outstanding principal balance of the Term Loans shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

                  (vi) Each payment of principal with respect to the Term Loans shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's respective Term Loan A Commitment, Term Loan B Commitment or Term Loan C Commitment, as applicable. Amounts repaid with respect to any Term Loan may not be reborrowed.

            (c) Swing Line Facility.

                  (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit advance delivered by Borrower to Agent in accordance with Section 1.1(a). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2(a)-(c), be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Those notices from Requisite Revolving Lenders must be given no later than noon (New York time) on the Business Day preceding the proposed Swing Line Advance.

                  (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of
      Exhibit 1.1(c)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                  (iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

                  (v) Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participation interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

            (d) IP Loan.

                  (i) Subject to the terms and conditions hereof, each IP Lender agrees to make a loan (the "IP Loan") on the Closing Date to Borrower in the amount of its IP Loan Commitment. The obligations of each IP Lender thereunder shall be several and not joint. The IP Loan shall be evidenced by promissory notes in the form of Exhibit 1.1(d) (each an "IP Note" and, collectively, the "IP Notes") and Borrower shall deliver an IP Note to each IP Lender. The IP Note shall represent the obligation of Borrower to pay the amount of the applicable IP Loan Commitment, together with interest thereon as prescribed in Section 1.5.

                  (ii) Borrower shall repay the principal amount of the IP Loan in nineteen (19) consecutive quarterly installments of $750,000 each on the last day of February, May, August and November of each year, commencing November 30, 1999 with a final installment of $750,000 or, if different, the remaining principal balance of the IP Loan, due on August 31, 2004.

                  (iii) Notwithstanding Section 1.1(d)(ii), the aggregate outstanding principal balance of the IP Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

                  (iv) Each payment of principal with respect to the IP Loan shall be paid to Agent for the ratable benefit of each IP Lender, in proportion to such IP Lender's Pro Rata Share of the IP Commitment. Amounts repaid with respect to the IP Loan may not be reborrowed.

            (e) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

            1.2. Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

            1.3. Prepayments.

            (a) Voluntary Prepayments.

                  (i) Borrower may at any time on at least five (5) days' prior written notice to Agent (a) voluntarily prepay all or part of Term Loan A, Term Loan B and the IP Loan and/or (b) voluntarily prepay all or part of the Revolving Loan and terminate (but not reduce) the Revolving Loan Commitment; provided that any such prepayments shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount. Upon such termination of the Revolving Loan Commitment, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with
      Section 1.13(b). Upon any such prepayment and termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be terminated.

                  (ii) Voluntary prepayments pursuant to clause (a)(i) shall be applied to payment of the Obligations in accordance with Section 1.3(c).

            (b) Mandatory Prepayments.

                  (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case, less the outstanding Swing Line Loan at such time, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

                  (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition, which, together with other asset dispositions in any Fiscal Year result in proceeds in excess of $200,000 in the aggregate during such Fiscal Year (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Sections 6.8(a), 6.8(c) and 6.8(d)) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to such proceeds in excess of $200,000 during such Fiscal Year, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes payable by such Credit Party in connection therewith, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                  (iii) If New Holdings or Borrower or any other Credit Party issues Stock (other than an issuance of additional Stock of New Holdings to employees of Borrower upon the exercise of stock options or otherwise), no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                  (iv) Until the Termination Date, Borrower shall prepay the Obligations on the date that is ten (10) days after the earlier of (A) the date on which Borrower's annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this clause (iv) shall be applied in accordance with Section 1.3(c). Each such prepayment shall be accompanied by a certificate signed by Borrower's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to Agent.

            (c) Application of Certain Prepayments.

                  (i) Any prepayments made by Borrower pursuant to clauses
      (a)(i), (b)(iii), and (b)(iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on Term Loan A, Term Loan B and the IP Loan, pro rata; third, to prepay the scheduled principal installments of Term Loan A, Term Loan B and the IP Loan, pro rata, in inverse order of maturity, until Term Loan A, Term Loan B and the IP Loan shall have been prepaid in full; fourth, to interest then due and payable on the Swing Line Loan; fifth, to the principal balance of the Swing Line Loan until the same has been repaid in full; sixth, to interest then due and payable on the Revolving Credit Advances; seventh, to the outstanding principal balance of Revolving Credit Advances until the same has been paid in full; eighth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; ninth, to interest then due and payable on Term Loan C; and tenth to prepay the scheduled principal installments of Term Loan C in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments. If any holder of a Term Loan A Commitment declines receipt of its Pro Rata Share of any mandatory prepayment, that portion of the prepayment shall be reallocated, pro rata, to the other Term Loan A Commitments. Similarly, if any holder of a Term Loan B Commitment declines receipt of its Pro Rata Share of any mandatory prepayment, that portion of the prepayment shall be reallocated, pro rata, to the other Term Loan B Commitments, and if any holder of an IP Loan Commitment declines receipt of its Pro Rata Share of any mandatory prepayment, that portion of the prepayment shall be reallocated pro rata to the other IP Loan Commitments. If all of the holders of Term Loan A Commitments, Term Loan B Commitments and the IP Loan Commitments decline receipt of their Pro Rata Shares of any mandatory prepayment, that mandatory prepayment shall be applied in payment of the Obligations in a manner acceptable to all Lenders.

                  (ii) Any prepayments made by Borrower pursuant to clause
      (b)(ii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on Term Loans A and B, pro rata; third, to prepay the scheduled principal installments of Term Loan A and Term Loan B, pro rata, in inverse order of maturity, until Term Loan A and Term Loan B shall have been prepaid in full; fourth, to interest then due and payable on the Swing Line Loan; fifth, to the principal balance of the Swing Line Loan until the same has been repaid in full; sixth, to interest then due and payable on the Revolving Credit Advances; seventh, to the outstanding principal balance of Revolving Credit Advances until the same has been paid in full; eighth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; ninth, to interest then due and payable on the IP Loan; tenth, to prepay scheduled installments on the IP Loan in inverse order of maturity; eleventh, to interest then due and payable on Term Loan C; and twelfth to prepay the scheduled principal installments of Term Loan C in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments. If any holder of a Term Loan A Commitment declines receipt of its Pro Rata Share of any mandatory prepayment, that portion of the prepayment shall be reallocated, pro rata, to the other Term Loan A Commitments. Similarly, if any holder of a Term Loan B Commitment declines receipt of its Pro Rata Share of any mandatory prepayment, that portion of the prepayment shall be reallocated, pro rata, to the other Term Loan B Commitments. If all of the holders of Term Loan A Commitments and Term Loan B Commitments decline receipt of their Pro Rata Shares of any mandatory prepayment, that mandatory prepayment shall be applied in payment of the Obligations in a manner acceptable to all Lenders.

            (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds received by Agent in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied first, to the Swing Line Loans and, second, to the Revolving Credit Advances; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to scheduled principal installments of Term Loan A and Term Loan B, pro rata, in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

            (e) Sales of Accounts and Inventory. Proceeds of sales of assets permitted under Sections 6.8(a), 6.8(c) and 6.8(d) shall be applied to the Revolving Loan without reduction of the Revolving Loan Commitment.

            (f) Voluntary Prepayments of Term Loan C. Term Loan C may be prepaid in whole or in part but only with proceeds of Permitted Subordinated Debt.

            (g) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

            1.4. Use of Proceeds. Borrower shall utilize the proceeds of the Term Loans, the IP Loan, the Revolving Loan and the Swing Line Loan solely for the Recapitalization (and to pay any related transaction expenses), and for the financing of Borrower's ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrower's sources and uses of funds received and disbursed on the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

            1.5. Interest and Applicable Margins.

            (a) (i) Borrower shall pay interest in cash to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (A) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (B) with respect to the Term Loans, the Index Rate plus the Applicable Term Loan A Index Margin, Applicable Term Loan B Index Margin or Applicable Term Loan C Index Margin, as applicable, or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin, Applicable Term Loan B LIBOR Margin or Applicable Term Loan C LIBOR Margin, as applicable, per annum; (C) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum and (D) with respect to the IP Loan, the Index Rate plus the Applicable IP Loan Index Margin.

            As of the Closing Date, the Applicable Margins are as follows:

       Applicable Revolver Index Margin                      1.50%

       Applicable Revolver LIBOR Margin                      3.00%

       Applicable Term Loan A Index Margin                   1.50%

       Applicable Term Loan A LIBOR Margin                   3.00%

       Applicable Term Loan B Index Margin                   2.00%

       Applicable Term Loan B LIBOR Margin                   3.50%

       Applicable Term Loan C Index Margin                   5.50%

       Applicable Term Loan C LIBOR Margin                   7.00%

       Applicable IP Loan Index Margin                       3.00%

       Applicable L/C Margin                                 2.00%

       Applicable Unused Line Fee Margin                     0.50%

                  (ii) The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower's quarterly Financial Statements to Lenders for each Fiscal Quarter commencing with the Fiscal Quarter ending February 29, 2000; provided however, that the Applicable Term Loan C Index Margin, Applicable Term Loan C LIBOR Margin and Applicable IP Loan Index Margin set forth above shall remain in effect for so long as Term Loan C and the IP Loan, respectively, are outstanding. Adjustments in Applicable Margins will be determined by reference to the following grids:

              -----------------------------------------------------
                                         Level of
              If Leverage Ratio is:      Applicable Margins:
              ---------------------      -------------------
              -----------------------------------------------------
              < 3.25                     Level I
              -----------------------------------------------------
              < 3.75, but >= 3.25        Level II
              -----------------------------------------------------
              < 4.25, but >= 3.75        Level III
              -----------------------------------------------------
              < 4.75, but >= 4.25        Level IV
              -----------------------------------------------------
              < 5.50, but >= 4.75        Level V
              -----------------------------------------------------
              >= 5.50                    Level VI
              -----------------------------------------------------

-------------------------------------------------------------------------------
                          Applicable Margins
                          ------------------

                       Level I  Level II  Level III  Level IV  Level V  Level VI
-------------------------------------------------------------------------------
Applicable Revolver
Index Margin              0.50%    0.75%    1.00%     1.25%    1.50%    1.75%
-------------------------------------------------------------------------------
Applicable Revolver
LIBOR Margin              2.00%    2.25%    2.50%     2.75%    3.00%    3.25%
-------------------------------------------------------------------------------
Applicable Term
Loan A Index Margin       1.00%    1.00%    1.00%     1.25%    1.50%    1.75%
-------------------------------------------------------------------------------
Applicable Term
Loan A LIBOR Margin       2.50%    2.50%    2.50%     2.75%    3.00%    3.25%
-------------------------------------------------------------------------------
Applicable Term
Loan B Index Margin       1.75%    1.75%    1.75%     1.75%    2.00%    2.25%
-------------------------------------------------------------------------------
Applicable Term
Loan B LIBOR Margin       3.25%    3.25%    3.25%     3.25%    3.50%    3.75%
-------------------------------------------------------------------------------
Applicable L/C Margin     2.00%    2.00%    2.00%     2.00%    2.00%    2.00%
-------------------------------------------------------------------------------
Applicable Unused
Line Fee Margin          0.375%   0.375%    0.50%     0.50%    0.50%    0.50%
-------------------------------------------------------------------------------

            All adjustments in the Applicable Margins after February 29, 2000 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

                  (iii) In addition to the interest payable in cash on Term Loan C pursuant to Section 1.5(a)(i) above, interest shall accrue on the outstanding principal balance of Term Loan C ("PIK Interest"), for the ratable benefit of Term Lenders with Term Loan C Commitments, at a rate of five percent (5%) per annum capitalized quarterly on the first day of March, June, September and December of each year, beginning on December 1, 1999. PIK Interest accruing pursuant to this Section 1.5(a)(iii) shall not be paid in cash, but shall be capitalized and added to the aggregate outstanding principal amount of Term Loan C, effective as of each applicable quarterly PIK Interest capitalization date. Subject to Sections
      1.11 and 8.3, PIK Interest shall be due and payable in cash upon the earlier to occur of (A) March 1, 2005 and (B) the refinancing of Term Loan
      C. In addition, if on a PIK Interest Catch-Up Date, there exists any Excess PIK Interest, such Excess PIK Interest, if any, shall then be due and payable in cash.

            (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

            (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i), or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and

Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

            (e) Subject to the conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan and the IP Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by noon (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by noon (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 45 days after the Closing Date or (ii) completion of primary syndication as determined by Agents and no portion of Term Loan C may be converted to a LIBOR Loan after February 28, 2004.

            (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this
Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

            1.6. Eligible Accounts. All of the Accounts owned by Borrower or its domestic or Canadian Subsidiaries and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Requisite Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of Borrower or its domestic or Canadian Subsidiaries:

            (a) that does not arise from the sale of goods or the performance of services in the ordinary course of its business;

            (b) (i) upon which the right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or one of its domestic or Canadian Subsidiaries is not able to bring suit or otherwise enforce their remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or one of its domestic or Canadian Subsidiary's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

            (c) any Account against which any defense, counterclaim, setoff or dispute is asserted, but such Account shall only be ineligible to the extent of any such defense, counterclaim, setoff or dispute;

            (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

            (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

            (f) that (i) is not owned by Borrower or one of its domestic or Canadian Subsidiaries or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than first priority Liens in favor of Agent, on behalf of itself and Lenders or in favor of Agent and Lenders, as applicable, and Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

            (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party (other than a portfolio company of one of the Bain Entities or Credit Suisse First Boston or its Affiliates);

            (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or department, agency or instrumentality thereof, or that is the Canadian government (Her Majesty in Right of Canada) or a political subdivision thereof, or department, agency or instrumentality thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing, the Account is assignable by way of security and Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, with respect to such obligation, or, the applicable Canadian Subsidiary of Borrower, if necessary or desirable, has complied with the Financial Administration Act (Canada) or any applicable provincial or territorial statute or municipal ordinance of similar purpose and effect, with respect to such obligation, as applicable;

            (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the territory of Nunavut) and in Agent's discretion, Accounts owing to Regency in New Zealand and Forza in the United Kingdom, in an aggregate amount not to exceed $1,200,000 in the aggregate, if notice and other perfection requirements are met, unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

            (j) to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

            (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

            (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (i) the Account is not paid within the earlier of: 60 days following its due date or 120 days following its original invoice date (provided that Agent may extend such 120 day limitation to 150 days as to Accounts owing by certain creditworthy Account Debtors as determined by Agent in its reasonable credit judgment);

                  (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial), receivership, insolvency relief or other law or laws for the relief of debtors, except for Eligible Service Merchandise Accounts;

            (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

            (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, or Agent's and Lenders' Liens thereon, as applicable, is not a first priority perfected Lien;

            (o) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

            (p) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower;

            (q) that is payable in any currency other than Canadian Dollars or Dollars or, if permitted, British pounds or New Zealand dollars;

            (r) that is otherwise unacceptable to Agent in its reasonable credit judgment;

            (s) Accounts owing to Universal Technical Services; or

            (t) Accounts owing by consumers, if two or more payments with respect thereto remain unpaid for more than thirty (30) days or to the extent that the aggregate of those consumer Accounts exceed $10,000,000.

            Borrower agrees that Accounts as to which payments have been received by Borrower are no longer Eligible Accounts regardless of whether such payments have been applied to the Revolving Loan. Borrower agrees that the following Reserves constitute an appropriate exercise of Agent's credit judgment
(i) a co-op advertising Reserve, (ii) a direct response Accounts Reserve, (iii) an unearned financing charge Reserve; and (iv) a credit memo accrual Reserve.

            1.7. Eligible Inventory. All of the Inventory owned by Borrower and its domestic or Canadian Subsidiaries and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Requisite Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of Borrower or its domestic or Canadian Subsidiaries that:

            (a) is not owned by Borrower or one of its domestic or Canadian Subsidiaries free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or one of its domestic or Canadian Subsidiary's performance with respect to that Inventory and the rights of unpaid suppliers (other than another Credit Party) under Section
81.1 of the Bankruptcy and Insolvency Act (Canada)), except the Liens in favor of Agent, on behalf of itself and Lenders, or, in favor of Agent and Lenders, as applicable, and Prior Claims (excluding the rights of unpaid suppliers (other than another Credit Party) under Section 81.1 of the Bankruptcy and Insolvency Act (Canada)), subject to Permitted Encumbrances described in clauses (a) and
(e) of the definition thereof;

            (b) is (i) not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule 3.2 or is (ii) stored at a leased location or with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or is (iii) located at any site if the aggregate book value of Inventory at any such location is less than $50,000 or a lesser minimum amount determined by Agent in its reasonable credit judgment;

            (c) is placed on consignment or (unless Agent is fully perfected in its sole and absolute discretion) is in transit;

            (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

            (e) in Agent's reasonable determination, is discontinued Inventory, excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

            (f) consists of display or other promotional items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts for Equipment;

            (g) consists of goods which have been returned by the buyer unless the same have been inspected by Borrower with satisfactory results and returned to finished goods;

            (h) is not of a type held for sale in the ordinary course of Borrower's business;

            (i) is not subject to a first priority Lien in favor of Agent on behalf of itself and Lenders or in favor of Agent and Lenders, as applicable, subject to Permitted Encumbrances in accordance with clauses (a) and (e) of the definition thereof;

            (j) consists of any costs associated with "freight-in" charges;

            (k) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

            (l) is not covered by casualty insurance acceptable to Agent;

            (m) does not meet all standards imposed by Governmental Authorities;

            (n) is subject to any agreement which restricts Agent's ability to sell or dispose of such Inventory;

            (o) bears a Reebok trademark unless Agent determines that such Inventory can be quickly and cost-effectively converted to "Pro Form" or other Borrower branded Inventory and sold by Agent without restrictions; or

            (p) is otherwise unacceptable to Agent in its reasonable credit judgment.

Borrower agrees that a reserve against Borrowing Availability attributable to Eligible Inventory equal to sales taxes payable upon the sale of such Inventory and a Reserve in the amount of intercompany profit attributable to sales of Inventory among Borrower and its Subsidiaries are reasonable exercises of Agent's credit judgment.

            1.8. Cash Management Systems. On or prior to the date that is ninety
(90) days following the Closing Date, as to Borrower and its domestic subsidiaries, Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems"). Prior to the date that is ninety (90) days following the Closing Date, as to Borrower and its domestic subsidiaries, Borrower will maintain its existing cash management systems with Bank One, NA (formerly The First National Bank of Chicago). As to Borrower's Canadian Subsidiaries, on or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the Cash Management Systems.

            1.9. Fees. (a) Borrower shall pay to GE Capital and Fleet, individually, the Fees specified in that certain fee letter dated as of June 11, 1999 among Borrower, GE Capital and Fleet (the "Fee Letter"), at the times specified for payment therein.

            (b) As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the "Average Unused Daily Balance," consisting of the difference between (x) the Maximum Amount and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the such Fee is due. In addition, on the first Business Day of each calendar quarter prior to the Commitment Termination Date and on the Commitment Termination Date, Borrower shall pay to Agent for the ratable benefit of the Revolving Lenders an additional fee equal to one-quarter percent (0.25%) per annum multiplied by the Average Unused Daily Balance for the immediately preceding calendar quarter if the Average Unused Daily Balance for such quarter exceeded Sixty Million Dollars ($60,000,000).

            (c) If Borrower prepays all or any portion of the Term Loans or the IP Loan or prepays the Revolving Loan and terminates the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder (i) an amount equal to the Revolving Loan Commitment (in case of a prepayment in full) and the principal amount being prepaid on Term Loan A multiplied by one percent (1%) upon a prepayment during the first eighteen (18) months following the Closing Date, (ii) an amount equal to the principal amount being prepaid on Term Loan B, Term Loan C and the IP Loan multiplied by two percent (2%) for a prepayment during the first twelve
(12) months following the Closing Date and (iii) an amount equal to the principal amount being prepaid on Term Loan B, Term Loan C and the IP Loan multiplied by one percent (1%) for a prepayment during the second twelve months following the Closing Date. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 1.3(b), 1.3(d) or 1.16(c); provided that in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

            (d) Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

            1.10. Receipt of Payments. Borrower shall make each payment under this Agreement not later than 1:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the Business Day of receipt of immediately available funds therefor in the Collection Account prior to 1:00 p.m. New York time. Payments received after 1:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day. If Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which an Obligation payable is denominated, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the Equivalent Amount of the currency of the relevant Obligation as determined on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

            1.11. Application and Allocation of Payments.

            (a) So long as no Event of Default under Section 8.1(a) has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a) and 1.3(f); and (iv) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share, except as provided in Section 1.3(c). As to all payments received at a time when an Event of Default under Section 8.1(a) has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that all such payments shall be applied against the Obligations as set forth below notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination to the contrary by all Lenders, such payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agents' expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Loan, Term Loan A, Term Loan B and the IP Loan, ratably in proportion to the interest accrued as to each such Loan; (5) to principal payments on the Revolving Loan, Term Loan A, Term Loan B and the IP Loan and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of such Loans and outstanding Letter of Credit Obligations; (6) to all other Obligations (other than principal and interest on Term Loan C), including expenses of Lenders to the extent reimbursable under
Section 11.3; (7) to interest on Term Loan C; and (8) to the principal of Term Loan C. Notwithstanding the preceding sentence, if such payments constitute proceeds of Collateral received following acceleration of the Obligations or the Commitment Termination Date, proceeds of Collateral (other than IP Collateral) shall be applied in the following order: (1) to Fees and Agents' expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Loan, Term Loan A and Term Loan B, ratably in proportion to the interest accrued as to each such Loan; (5) to principal payments on the Revolving Loan, Term Loan A and Term Loan B and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of such Loans and outstanding Letter of Credit Obligations; (6) to interest on the IP Loan; (7) to principal of the IP Loan; (8) to all other Obligations (other than principal and interest on Term Loan C), including expenses of Lenders to the extent reimbursable under Section 11.3; (9) to interest on Term Loan C; and (10) to principal of Term Loan C.

            Further, notwithstanding the preceding two sentences, if such payments constitute proceeds of IP Collateral received following acceleration of the Obligations or the Commitment Termination Date, such proceeds of IP Collateral shall be applied in the following order: (1) to Agents' expenses reimbursable hereunder; (2) to interest on the IP Loan; (3) to principal of the IP Loan; (4) to interest on the Swing Line Loan; (5) to principal payments on the Swing Line Loan; (6) to Fees and to interest on the Revolving Loan, Term Loan A and Term Loan B, ratably in proportion to the interest accrued as to each such Loan; (7) to principal payments on the Revolving Loan, Term Loan A and Term Loan B and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of such Loans and outstanding Letter of Credit Obligations; (8) to all other Obligations (other than principal and interest on Term Loan C), including expenses of Lenders to the extent reimbursable under Section 11.3; (9) to interest on Term Loan C; and
(10) to principal of Term Loan C.

            (b) Subject to Section 8.3, Agent is authorized to, and may in its discretion, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Loan and the Swing Line Loan to exceed Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

            1.12. Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, the IP Loan and the Term Loans, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after Borrower's receipt thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

            1.13. Indemnity.

            (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless (except ICON of Canada which shall only severally indemnify and hold harmless to the extent permitted by the corporate statute under which it is incorporated) each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all

Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iii) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

            1.14. Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon three (3) Business Days' prior notice as frequently as either Agent reasonably determines to be appropriate:
(a) provide Agents and any of their officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agents, and any of their officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agents, and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by either Agent, each such Credit Party shall provide such access to each Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, each Credit Party shall provide each Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to each Agent and its counsel, as promptly as is possible under the circumstances, originals or copies of all books and records that Agent may request. Each Credit Party shall deliver any document or instrument necessary for each Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agents will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agents' representatives on regularly scheduled audits at no charge to Borrower. Without limiting the generality of the foregoing, Agents will conduct field audits of Borrower and its domestic and Canadian Subsidiaries within 180 days following the Closing Date and within one year following the Closing Date.

            1.15. Taxes.

            (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof; provided that should any Lender actually receive a tax credit or refund in the future with respect to (and as a result of) any Taxes paid by Borrower as required by this Section 1.15, and Lender reasonably determines that such credit or refund relates to Borrower, then such Lender shall return the amount of such credit or refund (net of any taxes thereon) to Borrower.

            (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted; provided that should any Lender actually receive a tax credit or refund in the future with respect to (and as a result of) any Taxes paid by Borrower as required by this Section 1.15, and Lender reasonably determines that such credit or refund relates to Borrower, then such Lender shall return the amount of such credit or refund (net of any taxes thereon) to Borrower.

            (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption.

            1.16. Capital Adequacy; Increased Costs; Illegality.

            (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that Borrower shall have no obligation to make any such payment if such Lender fails to demand payment thereof within 180 days after such Lender becomes aware of an event giving rise to such a payment. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that Borrower shall have no obligation to make any such payment if such Lender fails to demand payment thereof within 180 days after such Lender becomes aware of an event giving rise to such payment. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

            (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this
Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

            1.17. Single Loan. Subject to Sections 1.11 and 8.3 hereof, all Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2. CONDITIONS PRECEDENT

            2.1.  Conditions to the Initial Loans.

            No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agents and Requisite Lenders:

            (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Agents and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

            (b) Repayment of Prior Lenders' Obligations; Satisfaction of Outstanding L/Cs. (i) Agents shall have received a fully executed original of a pay-off letter satisfactory to Agent confirming that all of the Prior Lenders' Obligations will be repaid in full from the proceeds of the Term Loans, the IP Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any of its Subsidiaries in favor of Prior Lenders shall be terminated by Prior Lenders immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lenders shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrower and Prior Lenders.

            (c) Approvals. Agents shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

            (d) Opening Availability/Indebtedness. The Borrowing Base supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least Twenty-Five Million Dollars ($25,000,000). Total Indebtedness of the Borrower on a consolidated basis on the Closing Date, after giving effect to the Related Transactions, shall not exceed Two Hundred Seventy Million Dollars ($270,000,000).

            (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the Fee Letter), and shall have reimbursed Agents for all fees, costs and expenses of closing presented as of the Closing Date.

            (f) Capital Structure; Other Indebtedness. The capital structure of each Credit Party and the tax consequences of the Recapitalization shall be acceptable to Agents in their sole discretion. New Holdings will not have any Indebtedness or Guaranteed Indebtedness after giving effect to the Recapitalization and the other Related Transactions, except that New Holdings shall have entered into the New Holdings Guaranty and the CS First Boston Debt.

            (g) Consummation of Related Transactions. Agents shall have received fully executed copies of the Recapitalization Documents and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Agents and their counsel. The Recapitalization and the other Related Transactions shall have been consummated in accordance with the terms of the Recapitalization Documents and the other Related Transactions Documents. Borrower shall not have waived or amended any provision of any Recapitalization Document delivered to Agents without the consent of Agents and Requisite Lenders.

            (h) Rating Agency. Term Loan A and Term Loan B shall have been rated by Moody's Investor Services, Inc.; such rating shall be satisfactory to Agents and shall be in full force and effect as of the Closing Date.

            (i) Fees Closing Costs. The aggregate fees and closing costs (excluding compensation to management) incurred in connection with the Loans advanced hereunder and the Recapitalization shall not have exceeded $17,500,000.

            (j) Tenders. All of the 15% Senior Second Discount Notes due 2004 of Holdings, at least 95% of the 14% Senior Discount Notes due 2006 of Intermediate Holdings and at least 98.5% in principal amount of the 13% Senior Subordinated Notes due 2002 of Borrower shall have consented to the Exchange Offer and exchanged their respective notes as provided therein.

            (k) No Filing. No petition shall have been filed by or proceeding commenced against any of the Old Holdcos or Borrower under the Bankruptcy Code.

            2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

            (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

            (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Revolving Lenders, and Agent or Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

            (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance or the incurrence of any Letter of Credit Obligation, and Agent or Requisite Revolving Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

            (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan. The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request, acceptance or incurrence, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

            To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agents and each Lender, effective as of the Closing Date, with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement:

            3.1. Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where effects of the failure to be so qualified would be immaterial; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            3.2. Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office, domicile (within the meaning of the Quebec Civil Code) and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2). In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

            3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage or deed of trust, or material lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally.

            3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) will have been delivered as of the Closing Date:

                  (i) The audited consolidated and consolidating balance sheets at May 31, 1999 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, certified by PriceWaterhouseCoopers, LLP.

                  (ii) The unaudited balance sheet(s) and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for all interim monthly periods ending at least thirty (30) days prior to the Closing Date.

                  (iii) an analysis by PriceWaterhouseCoopers confirming that Borrower had EBITDA of at least $55,000,000 for Fiscal Year 1999 (excluding losses associated with Accounts due from Service Merchandise, Inc.).

            (b) Pro Forma. The Pro Forma attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries dated May 31, 1999, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

            (c) Projections. The Projections attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrower in light of the past operations of its businesses, and reflect projections for the five year period beginning on June 1, 1999 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein (it being understood that such Projections are not warranties of future performance).

            3.5. Material Adverse Effect. Between February 28, 1999 and the Closing Date, excluding the effect of the write-off of Accounts owing by Service Merchandise, Inc. and excluding defaults under credit arrangements refinanced pursuant to the Related Transactions, (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Excluding the effect of the write-off of Accounts owing by Service Merchandise, Inc., between February 28, 1999 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

            3.6. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes as of the Closing Date any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

            3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, stock option, or stock appreciation plan or agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board or any other labor relations board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

            3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. No Subsidiary of New Holdings is subject to any agreement or arrangement obligating it to issue or sell any of its Stock. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section
6.3 (including Disclosure Schedule (6.3)). New Holdings has no assets (except Stock of Borrower) and no Indebtedness or Guaranteed Indebtedness (except the Obligations and the CS First Boston Debt).

            3.9. Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other domestic or foreign federal, state or provincial statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

            3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

            3.11. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine or penalty may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

            3.12. ERISA and Canadian Pension and Benefit Plans.

            (a) Disclosure Schedule (3.12) lists as of the Closing Date all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the timely filing of IRS/DOL 5500-series form reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

            (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated nor has any such Plan with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

            (c) Disclosure Schedule (3.12) lists all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and Canadian Pension Plans adopted by each Credit Party. The Canadian

Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

            3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $100,000 or injunctive relief against, or alleges criminal misconduct of any Credit Party.

            3.14. Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

            3.15. Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Design, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). To the best of its knowledge, each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

            3.16. Full Disclosure. None of the information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement, when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

            3.17. Environmental Matters.

            (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $50,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $50,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $50,000, and all such Environmental Permits are valid, uncontested and in good standing;
(v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $50,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $50,000 or injunctive relief, or that alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

            (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

            3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

            3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

            3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section
3727), the Financial Administration Act (Canada) or any similar state, provincial or local law.

            3.21. Customer and Trade Relations. As of the Closing Date, except as set forth on Disclosure Schedule 3.21 attached hereto, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in, the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

            3.22. Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

            3.23. Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the Recapitalization and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

            3.24. Year 2000 Representations. Each Credit Party has completed a Year 2000 Assessment and a Year 2000 Corrective Plan, copies of which have been delivered to Agent; each Credit Party has completed all Year 2000 Corrective Actions and completed Year 2000 Implementation Testing, except for Year 2000 Corrective Actions and Year 2000 Implementation Testing with respect to Healthrider retail stores.

            3.25. Recapitalization. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Recapitalization Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Recapitalization Documents comply with, and the Recapitalization has been consummated in accordance with, all applicable laws. The Recapitalization Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Recapitalization Documents, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Recapitalization Documents or to the conduct by any Credit Party of its business thereafter.

            3.26. Status of New Holdings. Prior to the Closing Date, New Holdings will not have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Related Transactions Documents and this Agreement).

            3.27. Subordinated Debt. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Subordinated Notes Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Notes. The subordination provisions of the Subordinated Notes Documents are enforceable against the holders of the Subordinated Notes by Agent and Lenders. All Obligations, including the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Notes Documents. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt. The Subordinated Notes mature at least six (6) months after the final maturity date of Term Loan C. Borrower acknowledges that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Subordinated Notes Documents and this Section 3.27.

4. FINANCIAL STATEMENTS AND INFORMATION

            4.1. Reports and Notices.

            (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agents or to Agents and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

            (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agents or to Agents and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

            4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes Agents and, so long as a Default or Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including PriceWaterhouseCoopers, LLP and authorizes and at Agents' request shall instruct those accountants and advisors to disclose and make available to Agents and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5. AFFIRMATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties, except ICON of Canada, which severally agrees only as to itself, that from and after the date hereof and until the Termination
Date:

            5.1. Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

            5.2. Payment of Charges.

            (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, and

(iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due.

            (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such Charges are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall arise to secure payment of such Charges (other than payments to bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest,
(iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

            5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

            5.4. Insurance; Damage to or Destruction of Collateral.

            (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Agent, including property insurance at replacement values and flood insurance for all properties located in a flood plain (to the extent of available coverage from the National Flood Insurance Program). If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

            (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

            (c) Borrower shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, or, in the case of insurance covering assets located in the Province of Quebec, naming Agent and Lenders as loss payees, and, in the case of "All Risk" insurance covering Canada, containing the Canadian standard mortgage clause, and
(ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured, or, in the case of insurance covering assets located in the Province of Quebec, naming Agent and Lenders as additional insureds. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $10,000,000, as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent shall apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $10,000,000 in the aggregate, Agent shall permit Borrower to replace, restore, repair or rebuild the property; provided that if Borrower has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent shall apply such insurance proceeds to prepay the Obligations in accordance with Section 1.3(d). All insurance proceeds that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request that a Revolving Credit Advance or release from the cash collateral account be made to Borrower in the amount requested to be released;
(ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

            5.5. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.6. Canadian Pension and Benefit Plans.

            (a) For each existing Canadian Pension Plan, each Credit Party shall ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

            (b) For each Canadian Pension Plan hereafter adopted by any Credit Party which is required to be registered under the ITA or any other applicable laws, that Credit Party shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

            (c) For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan, each Credit Party shall in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

            (d) Each Credit Party shall deliver to Agent if requested by Agent, promptly after the filing thereof by any Credit Party with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and notification within 30 days of any increases having a cost to such Credit Party in excess of C$100,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

            5.7. Supplemental Disclosure. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

            5.8. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

            5.9. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate in all material respects or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $50,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

            5.10. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall use reasonable commercial efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter within thirty (30) days following the Closing Date (or, if later, as of the date such location is acquired or leased), Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor, converter or consignee under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. If any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust, environmental audits, mortgage title insurance commitment, survey, and if required by Agent supplemental casualty insurance and flood insurance all in form and substance, satisfactory to Agent.

            5.11. Interest Rate. Within thirty (30) days after the Closing Date, Borrower shall enter into and maintain interest rate cap, swap or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates, which shall be on terms and with counter parties acceptable to Agent, and pursuant to which Borrower is protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than Ninety Million Dollars ($90,000,000) for a period of at least three (3) years.

            5.12. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

            5.13. Term Loan C Tax Accrual Periods. Borrower and New Holdings agree that, for federal income tax purposes, they will select "accrual periods" (as defined in section 1272(a)(5) of the IRC and Treasury Regulation section 1.1272-1(b)(1)(ii)) with respect to

Term Loan C such that the last day of each accrual period will coincide with an Interest Payment Date or a date on which principal is paid with respect to Term Loan C.

            5.14. Year 2000. On or prior to November 15, 1999, (i) Borrower shall install hardware and software and complete Year 2000 Corrective Actions and Year 2000 Implementation Testing with respect to Healthrider retail stores and (ii) Credit Parties shall eliminate all Year 2000 Problems, except where the failure to eliminate the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6. NEGATIVE COVENANTS

            Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties, except ICON of Canada, which severally agrees only as to itself, that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

            6.1. Mergers, Subsidiaries, Etc.

            No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

            6.2. Investments; Loans and Advances. No Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business;
(b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) Borrower may make intercompany loans to JumpKing and ICON New Brunswick (which may only be reloaned to ICON of Canada) or ICON of Canada in accordance with Section 6.3; (d) Borrower may invest not more than $15,000,000 in the equity of ICON of Canada on the Closing Date; (e) Borrower may invest up to $25,000 per year in International Holdings; and (f) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,
(iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (g) investments in European Subsidiaries not to exceed $100,000 in the aggregate; (h) Borrower may make loans expressly permitted in this Section 6; and (i) other investments not exceeding $100,000 in the aggregate at any time outstanding.

            6.3. Indebtedness.

            (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) existing Indebtedness as of the Closing Date described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent in its reasonable discretion, than the terms of the Indebtedness being refinanced, amended or modified, (iv) Indebtedness specifically permitted under
Section 6.17, (v) other unsecured Indebtedness not to exceed $100,000 in the aggregate; (vi) Indebtedness consisting of intercompany loans and advances made by Borrower to JumpKing, ICON New Brunswick (for the sole purpose of reloaning the proceeds thereof to ICON of Canada) and ICON of Canada; provided, that: (A) JumpKing, ICON New Brunswick or ICON of Canada shall have executed and delivered to Borrower, on the Closing Date, demand notes (the "Intercompany Notes") to evidence any such intercompany Indebtedness owing by JumpKing, ICON New Brunswick or ICON of Canada to Borrower, which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of JumpKing, ICON New Brunswick and ICON of Canada under such Intercompany Notes shall be subordinated to the Obligations of JumpKing, ICON New Brunswick and ICON of Canada as a Guarantor in a manner satisfactory to Agents; and (D) Borrower shall have Net Borrowing Availability of not less than $15,000,000 after giving effect to any such intercompany loan; (vii) so long as no Event of Default has occurred and is continuing, Permitted Subordinated Debt; (viii) Subordinated Debt issued to terminated employees in accordance with Section 6.14(g); and (ix) the CS First Boston Debt incurred by New Holdings.

            (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its due date or maturity, other than (i) the Obligations (other than Term Loan C), (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b) and (iii) so long as no Event of Default has occurred and is continuing, the Subordinated Notes and Term Loan C with the proceeds of Permitted Subordinated Debt; and provided that the CS First Boston Debt may be converted into equity of New Holdings.

            6.4. Employee Loans and Affiliate Transactions.

            (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates and equity investments in New Holdings pursuant to the Recapitalization Documents, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party and in compliance with the restrictions on granting financial assistance under applicable laws. In addition, if any such transaction or series of related transactions involves payments by a Credit Party in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the Closing Date are described in Disclosure Schedule 6.4, excluding potential indemnification obligations to Affiliates of Borrower pursuant to the Recapitalization Documents.

            (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except (i) loans to its respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $1,200,000 in the aggregate at any one time outstanding and loans to management employees described in Disclosure Schedule 6.4.

            (c) Except for bonus payments on the Closing Date, as described on Disclosure Schedule 6.4, the Credit Parties shall not pay compensation as salaries or otherwise in excess of $1,000,000 in the aggregate per year to Scott Watterson and Gary Stevenson, subject to annual increases approved by a disinterested majority of Borrower's Board of Directors, plus bonuses in accordance with the formula set forth in Section 4 of the Employment Agreements as in effect on the Closing Date, plus, subject to Section 6.14, management fees to Scott Watterson and Gary Stevenson of $67,000 in the aggregate per year.

            6.5. Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that New Holdings may make a Public Offering of its common Stock so long as (i) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iii), and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

            6.6. Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and
(b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement and (c) a guaranty by Borrower of the obligations of F.G. Aviation, Inc. in an amount not to exceed $2,100,000.

            6.7. Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and listed on Disclosure Schedule (6.7); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $6,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) other Liens securing, other Indebtedness not exceeding $100,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, purchase money installment contracts, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

            6.8. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition for cash by a Credit Party of (i) Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in the aggregate in any Fiscal Year and (ii) other Equipment and Fixtures having a value not exceeding $1,000,000 in the aggregate in any Fiscal Year, (c) non-recourse sales of consumer Accounts on terms approved in advance in writing by Agents and (d) non-recourse sales of Accounts owing by Account Debtors that are in bankruptcy, or whose Accounts are excluded from Eligible Accounts for reasons related to the Account Debtor's creditworthiness, on terms approved in advance in writing by Agents. Without limiting the generality of the foregoing, no Credit Party will sell any of its Patents or Trademarks or license any of its Patents or Trademarks to third parties under licenses that (i) restrict the ability of the Credit Party (or Agent) to sell the subject Patent or Trademark or (ii) diminish or impair the value of the subject Patent or Trademark as a salable asset of the applicable Credit Party. With respect to any disposition of assets or other properties permitted pursuant to clause (b) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

            6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

            6.10. Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants.

            6.11. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

            6.12. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

            6.13. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

            6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and JumpKing or between Borrower and ICON New Brunswick or ICON of Canada, as the case may be, to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of Borrower paid directly or indirectly to Borrower, (c) employee loans permitted under Section 6.4(b) above, (d) payments of principal and interest of Intercompany Notes issued in accordance with
Section 6.3; (e) scheduled payments of interest with respect to Subordinated Notes and scheduled payments of interest and principal with respect to the Residual 13% Subordinated Notes, provided, that (i) no Event of Default under
Section 8.1(a) has occurred and is continuing and no Payment Blockage Period (as defined in the Subordinated Notes Documents) is in effect at the time any payment otherwise permitted under clause (e) is to be made, (ii) the timing of the payments referred to in clause (e) shall be set at dates that are satisfactory to Agents; (f) payments of management fees pursuant to the Management Agreements, not to exceed $800,000 in the aggregate in any Fiscal Year to all of Bain Capital, Inc., Credit Suisse First Boston, Scott Watterson, Gary Stevenson and the Affiliates of any of the foregoing and arrearages under the management agreement between Bain Capital, Inc. and Borrower dated November 17, 1994 (the "Old Management Agreement"); provided, however, that (1) no such management fees shall be paid so long as any Event of Default has occurred and is continuing (payments accrued during such period may be paid when the subject Events of Default have been cured or waived) and (2) the management fees payable with respect to Fiscal Year 2000 and arrearages under the Old Management Agreement shall be payable in one installment of $600,000 in the aggregate plus $585,000 in arrearages payable to Bain Capital, Inc. under the Old Management Agreement on

April 30, 2000 and one installment of $200,000 in the aggregate on July 31, 2000 and management fees payable with respect to subsequent Fiscal Years shall be payable in four equal quarterly installments sixty (60) days after the end of each Fiscal Quarter, (g) payments to New Holdings necessary to enable New
Holdings: (1) to satisfy its federal, state and local income tax obligations that are the result of net consolidated income of Borrower and its Subsidiaries being attributed to New Holdings; (2) to pay the fees and expenses necessary to maintain New Holdings' corporate existence and good standing; (3) to pay accounting fees attributable to Borrower and its Subsidiaries; and (4) payments to buy back the New Holdings' stock of any employee who has died or whose employment with Borrower or its Subsidiaries has otherwise terminated, such repurchase payments not to exceed $500,000 in the aggregate in any Fiscal Year in cash payments or otherwise by the issuance of Subordinated Debt, (h) bonuses and other payments (including the forgiveness of Indebtedness) to Affiliates of Borrower as set forth on Disclosure Schedule (6.4) hereto, and (i) conversion of the CS First Boston Debt into equity of New Holdings..

            6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, domicile (within the meaning of the Quebec Civil Code), principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Agent and Lenders, or, in favor of Agent and Lenders, as applicable, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States of America or Canada. Without limiting the generality of the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code, or materially misleading within the meaning of any other applicable law, except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Agent and Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

            6.16. No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

            6.17. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.


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

            6.18. Leases; Real Estate Purchases. No Credit Party shall enter into any operating lease for Equipment, if the aggregate of all such operating lease payments payable in any year for all Credit Parties on a consolidated basis would exceed $5,000,000. No Credit Party shall purchase fee simple ownership interest in Real Estate.

            6.19. Changes Relating to Subordinated Debt and Other Agreements. No Credit Party shall change or amend the terms of the Subordinated Notes Documents or any other Subordinated Debt (or any indenture or agreement in connection therewith), the Recapitalization Documents, documents governing or evidencing the CS First Boston Debt, the Management Agreements, the Employment Agreements, or the Stockholders Agreement, except changes or amendments that do not adversely affect the rights or interests of Lenders, as determined by Agents in advance in writing.

            6.20. Holdcos. New Holdings shall not engage in any trade or business, or own any assets (other than Stock of Borrower) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and the CS First Boston Debt). ICON New Brunswick shall not engage in any trade or business, or own any assets (other than a Borrower Account) or incur any Indebtedness or Guaranteed Indebtedness (other than a guaranty of the Obligations). International Holdings shall not engage in any trade or business or incur any Indebtedness or Guaranteed Indebtedness (other than a guaranty of the Obligations) or own any assets (other than the Stock of ICON Health & Fitness, Ltd., ICON OS, Inc., ICON of Canada and ICON New Brunswick. The Old Holdcos shall not engage in any trade or business or incur any Indebtedness or Guaranteed Indebtedness, except that Intermediate Holdings may remain obligated for up to $7,000,000 of its 14% Senior Discount Notes due 2006. The Old Holdcos will not own any assets, except that Ultimate Holdings may own all of the Stock of Intermediate Holdings; Intermediate Holdings may own all of the Stock of Holdings and Holdings may own .01% of the Stock of New Holdings.

7. TERM

            7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

            7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

            8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agents or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 1.14, 5.4(a) and 5.4(c), 5.6 or 6, or any of the provisions set forth in Annexes C or G, respectively.

            (c) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

            (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

            (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

            (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $100,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            (g) Assets of any Credit Party with a fair market value of $100,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

            (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Insolvency Laws, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding by a court of competent jurisdiction.

            (i) Any Credit Party (i) files a petition seeking relief under the Insolvency Laws, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, (iv) files a proposal or notice of intention to file a proposal under any Insolvency Laws, (v) takes any corporate action in furtherance of any of the foregoing, (vi) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due, or (vii) is not Solvent.

            (j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

            (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document shall cease to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (l) Any Change of Control occurs.

            8.2. Remedies. (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and the incurrence of additional Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

            (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice,
(i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

            8.3. Priority of Payment. Notwithstanding any provision of this Agreement to the contrary, following acceleration of the Loans (including an automatic acceleration upon the occurrence of an Event of Default under Sections 8.1(h) or (i)), all payments received in payment of the Loans will be applied:
(A) to the extent that such payments arise from a refinancing of the Obligations or the sale of the Credit Parties as a going concern: (1) to Fees and Agents' expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Loan, Term Loan A, Term Loan B and the IP Loan, ratably in proportion to the interest accrued as to each such Loan; (5) to principal payments on the Revolving Loan, Term Loan A, Term Loan B and the IP Loan and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of such Loans and outstanding Letter of Credit Obligations; (6) to all other Obligations (other than principal and interest on Term Loan C), including expenses of Lenders to the extent reimbursable under Section 11.3; (7) to interest on Term Loan C; and
(8) to the principal of Term Loan C; (B) to the extent that such payments constitute proceeds from the sale or other disposition of Collateral (other than IP Collateral) or the exercise of offset rights against a Credit Party's bank account(s): (1) to Fees and Agents' expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the Revolving Loan, Term Loan A and Term Loan B, ratably in proportion to the interest accrued as to each such Loan; (5) to principal payments on the Revolving Loan, Term Loan A and Term Loan B and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of such Loans and outstanding Letter of Credit Obligations; (6) to interest on the IP Loan;
(7) to principal of the IP Loan; (8) to all other Obligations (other than principal and interest on Term Loan C), including expenses of Lenders to the extent reimbursable under Section 11.3; (9) to interest on Term Loan C; and (10) to principal of Term Loan C; (C) to the extent that such payments constitute proceeds from the sale or other disposition of IP Collateral: (1) to Agents' expenses reimbursable hereunder; (2) to interest on the IP Loan; (3) to principal of the IP Loan; (4) to interest on the Swing Line Loan; (5) to


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

principal payments on the Swing Line Loan; (6) to Fees and to interest on the Revolving Loan, Term Loan A and Term Loan B, ratably in proportion to the interest accrued as to each such Loan; (7) to principal payments on the Revolving Loan, Term Loan A and Term Loan B and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of such Loans and outstanding Letter of Credit Obligations; (8) to all other Obligations (other than principal and interest on Term Loan C), including expenses of Lenders to the extent reimbursable under Section 11.3; (9) to interest on Term Loan C; and (10) to principal of Term Loan C.

            8.4. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard,
(b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

            8.5. Receivership. Without limiting the generality of the foregoing or limiting in any way the rights of Agent or the Lenders under the Collateral Documents or otherwise under applicable law, at any time after (i) the entire principal balance of any Loan shall have become due and payable (whether at maturity, by acceleration or otherwise) and (ii) the Agent shall have provided to the Credit Parties not less than ten (10) days' prior written notice of its intention to apply for a receiver, the Agent shall be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by the Agent to enforce the Lenders' and Agent's rights and remedies hereunder and under the Collateral Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Credit Parties, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Loans and other fees and expenses due hereunder and under the Collateral Documents as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. THE CREDIT PARTIES HEREBY IRREVOCABLY CONSENT TO AND WAIVE ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. THE CREDIT PARTIES (I) GRANT SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGE THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THE LENDERS' AND AGENT'S RIGHTS AND REMEDIES HEREUNDER AND UNDER THE COLLATERAL DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO


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

MAKE THE LOANS TO THE BORROWER; AND (III) AGREE TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE AGENT AND THE LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL. THE LENDERS AND THE AGENT ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO CONSTITUTE A WAIVER OF THE CREDIT PARTIES' RIGHT TO FILE FOR PROTECTION UNDER TITLE 11 OF THE UNITED STATES CODE AT ANY TIME PRIOR TO THE APPOINTMENT OF A RECEIVER.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

            9.1. Assignment and Participations.

            (a) The Credit Parties signatory hereto consent to the sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. Notwithstanding the foregoing, an assignment by a Lender to a Qualified Assignee under common ownership and control with such Lender does not require Agent's consent and is not subject to the $3,500 assignment fee. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor;

provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document. Upon any transfer of an interest in Term Loan C, the substitute notes evidencing such transfer shall bear the legend required by IRC Section 1275(c)(1) and Treasury Regulation 1.275-3(b). Credit Parties' consent to an assignment of Commitments is not required (i) if the assignee is a Qualified Assignee or (ii) if the assignee is not a Qualified Assignee, but an Event of Default has occurred and is continuing. Agent's consent to an assignment of Commitments is not required if the assignment is made by a Lender to one or more Qualified Assignees and such sale is made in connection with a sale of all or substantially all of that Lender's loan portfolio.

            (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation (other than a participant that is a majority-owned Subsidiary of the parent of such Lender) shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16(a) and (b) and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

            (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).


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

            (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

            9.2. Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent and Fleet is appointed as Syndication Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agents shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agents shall be mechanical and administrative in nature and Agents shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. No Agent nor any of their Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct. Except as expressly set forth herein and in the other Loan Documents, neither Agent shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in, or in connection with, this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agents.

            If Agent requests instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to


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

refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Each Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable.

            9.3. Agents' Reliance, Etc. No Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            9.4. Agents and Affiliates. With respect to its Commitments hereunder, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital and Fleet in their individual capacities. Each Agent and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital and Fleet were not Agents and without any duty to account therefor to Lenders. Each Agent and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for


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

the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital and Fleet as Lenders holding disproportionate interests in the Loans and having differing priorities in the various pools of Collateral upon acceleration of the Obligations and GE Capital and Fleet as Agents, and expressly consents to and waives any claim based upon, such conflict of interest.

            9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

            9.6. Indemnification. Lenders agree to indemnify each Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against either Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by such Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from either Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that such Agent is not reimbursed for such expenses by Credit Parties.

            9.7. Successor Agent. Either Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date


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

such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the resigning Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as an Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as an Agent under this Agreement and the other Loan Documents.

            9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrower and each Guarantor agree, to the fullest extent permitted by law, that
(a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.


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

            9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a) Advances; Payments. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and
      (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

            (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any

Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

            (c) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any Insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders," or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has


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

actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10. SUCCESSORS AND ASSIGNS

            10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

            11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, or fee letter (other than the Fee Letter) between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

            11.2. Amendments and Waivers.

            (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by


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

Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

            (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, or Eligible Equipment or Eligible Real Estate shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.

            (c) (i) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (a) increase the aggregate principal amount of the Commitments or increase the principal amount of any Lender's Term Loan A Commitment, Term Loan B Commitment, Term Loan C Commitment, Revolving Loan Commitment or IP Loan Commitment (which action shall be deemed to directly affect all Lenders); (b) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (c) extend or waive any payment date or final maturity date of the principal amount of any Loan of any affected Lender; (d) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (e) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or subordinate Agent's Liens in, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate so long as the Obligations remain outstanding (which action shall be deemed to directly affect all Lenders); (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder;
      (g) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2; and (h) amend or waive Sections 1.3(a)(ii), 1.3(c), 1.3(f), 1.5(a)(iii), 1.11 or 8.3.
      Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agents under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agents, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

      No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes. All Lenders and Credit Parties acknowledge that if all Revolving Lenders elect to extend the maturity date of the Revolving Loan beyond August 31, 2004, the definition of the Commitment Termination Date will be deemed to be amended accordingly.

                  (ii) No voluntary prepayment shall be applied to the outstanding principal balance of Term Loan C without the prior written consent of all of the holders of the Revolving Loan Commitments, the Term Loan A Commitments, the IP Loan Commitments and the Term Loan B Commitments, except for prepayments of Term Loan C with the proceeds of Permitted Subordinated Debt.

            (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                  (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii) and (iii) below being referred to as a "Non-Consenting Lender"),

                  (ii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

                  (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all


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

claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

            (f) In order to complete syndication of the Loans, Agents specifically reserve their rights as to amendments related to syndication as provided in the Fee Letter.

            (g) Notwithstanding any provision herein contained to the contrary, Credit Parties shall not be permitted to sell or dispose of IP Collateral with a value in excess of $500,000 in the aggregate so long as the IP Loan is outstanding without the prior written consent of at least sixty-six and two-thirds percent (66 2/3%) of the IP Loan Commitment.

            (h) Notwithstanding any provision herein contained to the contrary, the percentage advance rates for Eligible Accounts and Eligible Inventory set forth in the definition of Borrowing Base may not be increased without the prior written consent of the holders of at least eighty percent (80%) of the Revolving Loan Commitment.

            11.3. Fees and Expenses. Borrower shall reimburse (i) Agents for all fees, costs and expenses (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors) and (ii) Agents (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation and preparation of the Loan Documents and for advice, assistance, or other representation in connection with:

            (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agents of the proceeds of the Loans;

            (b) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;


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

            (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

            (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

            (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

            11.4. No Waiver. Agents' or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agents or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

            11.5. Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.


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

            11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

            11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties for a period of one (1) year following the Termination Date, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority (including the Securities Valuation Office of the National Association of Insurance Commissioners) or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advise of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or
(f) that ceases to be confidential through no fault of Agent or any Lender.

            11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT


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

PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

            11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.


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

            11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

            11.14. Press Releases; Etc. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent and Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

            11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

            11.17. No Drafting Presumptions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            11.18. License. Each Credit Party hereby grants to Agent for the benefit of all of the Lenders a world-wide, royalty-free license to use all of its Patents and Trademarks after the occurrence of an Event of Default to complete, the manufacture of, and to sell or otherwise dispose of, all of each Credit Party's Inventory. Such royalty-free license shall extend to any person or persons purchasing Inventory from the Lenders.

            The IP Lenders acknowledge that any sale or disposition of the Patents and Trademarks is expressly made subject to the foregoing license and that the existence thereof may delay the sale or disposition of the Patents and Trademarks and may affect the prices obtained upon the sale or disposition of the Patents and Trademarks.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              BORROWER

                              ICON HEALTH & FITNESS, INC.


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Agent and Lender


                              By:________________________________________
                                    Duly Authorized Signatory



                              FLEET NATIONAL BANK,
                              as Syndication Agent and Lender


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              JACKSON NATIONAL LIFE INSURANCE COMPANY

                                 By:  PPM Financial Inc., as attorney-in-fact


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              ZIONS FIRST NATIONAL BANK


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              LASALLE BUSINESS CREDIT, INC.


                              By:________________________________________
                              Name: William A. Stapel
                              Title: First Vice President

                              PNC BANK, NATIONAL ASSOCIATION


                              By:________________________________________
                              Name: Scott Carpenter
                              Title: Vice President

                              FIRST SOURCE FINANCIAL LLP

                                By: First Source Financial, Inc., its
                                    Agent/Manager


                              By:________________________________________
                              Name: John P. Thacker
                              Title: Senior Vice President

                              COMERICA BANK


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              BANK POLSKA KASA OPIEKA S.A.


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              INTENTIONALLY OMITTED

                              THE CHASE MANHATTAN BANK


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              HELLER FINANCIAL, INC.


                              By:________________________________________
                              Name:  Albert J. Forzano
                              Title: Vice President

            The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.


                              HF HOLDINGS, INC.


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________


                              JUMPKING, INC.


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________


                              ICON INTERNATIONAL HOLDINGS, INC.


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________


                              UNIVERSAL TECHNICAL SERVICES


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              ICON DU CANADA INC./ICON OF CANADA INC.


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________


                              510152 N.B. LTD.


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                               ANNEX A (Recitals)
                                       to
                                CREDIT AGREEMENT

                                   DEFINITIONS

            Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

            "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

            "Accounting Changes" has the meaning ascribed thereto in Annex G.

            "Accounts" means all "accounts," as such term is defined in the Code, and all "claims," as such term is defined in the Quebec Civil Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

            "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

            "Agent" means GE Capital in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 9.7.

            "Agents" means GE Capital and Fleet as Syndication Agent hereunder, or their respective successors and assigns.

            "Agreement" means the Credit Agreement by and among Borrower, the other Credit Parties party thereto, GE Capital, as Agent and Lender, Fleet, as Syndication Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

            Applicable IP Loan Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the IP Loan, as set forth in Section 1.5(a).

            "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

            "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B Index Margin, the Applicable Term Loan C Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term Loan A LIBOR Margin, the Applicable Term Loan B LIBOR Margin, the Applicable Term Loan C LIBOR Margin and the Applicable IP Loan Index Margin.

            "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

            "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

            "Applicable Term Loan A Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan A, as determined by reference to Section 1.5(a).

            "Applicable Term Loan A LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan A, as determined by reference to Section 1.5(a).

            "Applicable Term Loan B Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan B, as set forth in Section 1.5(a).

            "Applicable Term Loan B LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan B, as set forth in Section 1.5(a).

            "Applicable Term Loan C Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to Term Loan C, as set forth in Section 1.5(a).

            "Applicable Term Loan C LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to Term Loan C, as determined by reference to Section 1.5(a).

            "Applicable Unused Line Fee Margin" means the per annum fee, from time to time in effect, payable in respect of Borrower's non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to
Section 1.5(a).

            "Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

            "Bain Entities" shall mean, collectively, Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., Bain Associates and BCIP Trust Associates, L.P. and funds or trusts managed or controlled by Bain Capital, Inc.

            "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C.ss.ss. 101 et seq.

            "Borrower" has the meaning ascribed thereto in the recitals to the Agreement.

            "Borrower Accounts" has the meaning ascribed to it in Annex C.

            "Borrower Pledge Agreement" means the Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its domestic and Canadian Subsidiaries and all Intercompany Notes owing to or held by it.

            "Borrowing Availability" has the meaning ascribed to it in Section 1.1(a)(i).

            "Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

            (a) eighty-five percent (85%) of the book value of Borrower's and its domestic and Canadian Subsidiaries' Eligible Accounts, less any Reserves established by Agent at such time;

            (b) up to sixty percent (60%) (seventy percent (70%) during the period of July 1 to November 30 of each year) of the book value of Borrower's and its domestic and Canadian Subsidiaries' Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time;

            (c) eighty percent (80%) of the orderly liquidation value of Borrower's and its domestic and Canadian Subsidiaries' owned Eligible Equipment (excluding taxes, shipping, imbedded software, installation charges, training fees and other soft costs);

            (d) seventy-five percent (75%) of the fair market value of Borrower's and its domestic Subsidiaries' owned Eligible Real Estate; less

            (e) the principal balances of Term Loan A and Term Loan B from time to time outstanding;

provided that the aggregate amount of Revolving Credit Advances against the Collateral described in clauses (c) and (d) above shall not exceed Fifteen Million Dollars ($15,000,000) (the "sublimit"); provided, further, that the sublimit will be reduced by $3,000,000 on each anniversary of the Closing Date and reduced to zero on the fifth anniversary of the Closing Date; and provided, further, that Advances against assets of Borrower's Canadian Subsidiaries shall not exceed Twenty Million Dollars ($20,000,000) in the aggregate at any one time outstanding.

            For the purpose of valuing the Collateral of each of Borrower's Canadian Subsidiaries that is denominated in Canadian Dollars, such Collateral shall be converted into the Equivalent Amount thereof in Dollars, in each case, as determined as of the last day of each Fiscal Month unless Agent has notified Borrower that, in light of recent or expected currency fluctuations, the conversion shall be made on a more current basis.

            "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as
Exhibit 4.1(b).

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of Illinois or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

            "Canadian Benefit Plans" means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party having employees in Canada.

            "Canadian Dollars" and "C$" each mean lawful money of Canada.

            "Canadian Pension Plans" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Credit Party for its employees or former employees.

            "Canadian Security Agreements" means each of the Security Agreements entered into by and between Agent, on behalf of itself and Lenders, and ICON of Canada and ICON New Brunswick.

            "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

            "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "Cash Collateral Account" has the meaning ascribed to it in Annex B.

            "Cash Equivalents" has the meaning ascribed to it in Annex B.

            "Cash Management Systems" has the meaning ascribed to it in Section 1.8.

            "Change of Control" means any event, transaction or occurrence as a result of which (a) the Bain Entities shall cease to constitute a Voting Majority of HF Investment so long as the Bain Entities hold their investment in New Holdings through HF Investment, (b) the Bain Entities shall cease to have or exercise the right, directly or indirectly, to designate at least 5 of the 9 members of the Board of Directors of New Holdings, (c) the Bain Entities and Credit Suisse First Boston Corporation and their Affiliates cease to own (directly or indirectly) and control all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding capital Stock of all classes of New Holdings on a fully diluted basis, (d) New Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower, (e) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of each of its Subsidiaries or (f) any "Change of Control" (as such term is defined in the Subordinated Notes Documents) shall occur.

            "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

            "Chattel Paper" means any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "Closing Date" means September 27, 1999.

            "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

            "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois or by foreign personal property security laws as enacted and in effect in a foreign jurisdiction, the term "Code" shall mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

            "Collateral" means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien granted by a Credit Party in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

            "Collateral Documents" means the Security Agreement, the Pledge Agreements, the New Holdings Guarantee, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Canadian Security Agreements, the ICON of Canada Hypothec, the ICON of Canada Debenture, the ICON of Canada Pledge Agreement, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

            "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

            "Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

            "Commitment Termination Date" means the earliest of (a) August 31, 2004, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

            "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), IP Loan Commitment and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and
(b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), IP Loan Commitments and Term Loan Commitments, which aggregate commitment shall be Three Hundred Million Dollars ($300,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

            "Compliance Certificate" has the meaning ascribed to it in Annex E.

            "Concentration Account" has the meaning ascribed to it in Annex C.

            "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

            "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant, as applicable, or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

            "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

            "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

            "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

            "Credit Parties" means New Holdings, Borrower and each of their respective Subsidiaries.

            "CS First Boston Debt" means Indebtedness of New Holdings issued to Credit Suisse First Boston Corporation in the amount of $5,000,000 pursuant to a Note Agreement dated as of the Closing Date.

            "Current Assets" means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

            "Current Liabilities" means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding, in the case of Borrower, the aggregate outstanding principal balances of the Loans.

            "Debt Service" means, with respect to any Person for any fiscal period, an amount equal to the sum of (a) Interest Expense for such period (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and (b) the scheduled amortization of the IP Loan and Term Loans during such period.

            "Debt Service Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA to Debt Service.

            "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "Default Rate" has the meaning ascribed to it in Section 1.5(d).

            "Design" means the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs, design patents and other designs now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Designs Office or any similar office in any country and all records thereof and (b) all reissues, extensions or renewals thereof.

            "Design License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

            "Disbursement Accounts" has the meaning ascribed to it in Annex C.

            "Disclosure Schedules" means the Schedules prepared by Borrower and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

            "Documents" means any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "Dollars" or "$" means lawful currency of the United States of America.

            "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any extraordinary or contingency reserve, except to the extent that such restoration is deemed to have occurred in the same Fiscal Quarter during which the subject reserve was established; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain (but not any aggregate loss) arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary; (10) the impact of write-offs of Accounts owing by Service Merchandise, Inc. during Fiscal Year 1999 to the extent deducted in the determination of Borrower's consolidated net income for that period; and (11) bonuses paid to management employees of Borrower of up to $1,500,000 paid in cash or by forgiveness of Indebtedness on or after the Closing Date, to the extent deducted in the determination of Borrower's consolidated net income for Fiscal Year 2000.

            "Eligible Accounts" has the meaning ascribed to it in Section 1.6 of the Agreement.

            "Eligible Equipment" means machinery, equipment (excluding software) and rolling stock owned by Borrower or its domestic or Canadian Subsidiaries and located in the United States or Canada, which machinery, equipment or rolling stock shall satisfy each of the following requirements:

                  (i) Borrower or one of its domestic or Canadian Subsidiaries holds good and marketable title to the machinery, equipment or rolling stock;

                  (ii) the full purchase price for the machinery, equipment or rolling stock has been paid by Borrower or one of its domestic or Canadian Subsidiaries;

                  (iii) the Agent has a first priority Lien in such machinery, equipment or rolling stock securing the obligations of the Credit Parties under this Agreement, subject to Permitted Encumbrances and, without duplication, Prior Claims (other than claims of unpaid suppliers (other than another Credit Party)) under Section 81.1 of the Bankruptcy and Insolvency Act (Canada);

                  (iv) the machinery, equipment or rolling stock is not subject to any mortgage, lien, pledge, attachment, assignment, deposit arrangement, charge, lease or other security interest or encumbrance of any kind, except for the Lien of the Agent securing the obligations of the Credit Parties under this Agreement and except for Permitted Encumbrances;

                  (v) the Agent has received an appraisal report with respect to the machinery, equipment or rolling stock from an independent appraiser reasonably satisfactory to the Agent setting forth the orderly liquidation value of the machinery, equipment or rolling stock;

                  (vi) the machinery, equipment or rolling stock is located on or stored at premises owned or leased by Borrower or one of its domestic or Canadian Subsidiaries; provided that if such premises are leased by Borrower or one of its domestic or Canadian Subsidiaries, the Agent has received a landlord's agreement (satisfying the requirements of Section 5.10) duly executed by the owner of such premises;

                  (vii) the machinery, equipment or rolling stock is not subject to any agreement which would restrict the Agent's ability to sell or otherwise dispose of such machinery, equipment or rolling stock;

                  (viii) the machinery, equipment or rolling stock is in good repair and working order and is used by Borrower or one of its domestic or Canadian Subsidiaries in the ordinary course of its business; and

                  (ix) the machinery or equipment does not constitute "fixtures" under the applicable laws of the jurisdiction in which the machinery, equipment or rolling stock is located;

      provided, however, that, notwithstanding anything herein to the contrary, the Agent may from time to time in its reasonable credit discretion (a) exclude particular machinery, equipment or rolling stock from the definition of Eligible Equipment and (b) establish, modify or eliminate Reserves against Eligible Equipment; provided, further, that the orderly liquidation value of Eligible Equipment shall be based upon appraisals as of a date not more than forty-five (45) days prior to the Closing Date, which shall be updated as frequently as once each year if requested by Agent.

            "Eligible Inventory" has the meaning ascribed to it in Section 1.7 of the Agreement.

            "Eligible Real Estate" means the real property owned by any one or more of Borrower and its domestic Subsidiaries that satisfies each of the following requirements:

                  (i) one or more of Borrower and its domestic Subsidiaries is the record owner of the fee title to such real property;

                  (ii) the Agent has a first priority mortgage Lien on such real property securing the obligations of the Credit Parties under this Agreement, subject to Permitted Encumbrances (other than Permitted Encumbrances in clause (j) of the definition thereof);

                  (iii) such real property is not subject to any mortgage, lien, pledge, attachment, assignment, deposit arrangement, charge, lease or other security interest or encumbrance of any kind, except for the mortgage Lien of the Agent securing obligations under this Agreement and Permitted Encumbrances;

                  (iv) such real property is not subject to any agreement which would restrict the Agent's ability to sell or otherwise dispose of such real property;

                  (v) the Agent has received environmental reports reasonably satisfactory to it with respect to such real property, which reports shall be prepared by environmental engineering firms satisfactory to the Agent;

                  (vi) the Agent has received an appraisal report with respect to such real property from an independent appraiser reasonably satisfactory to the Agent setting forth the fair market value of such real property;

                  (vii) the Agent has received ALTA mortgagee's title insurance policies with all endorsements reasonably requested by the Agent (or commitments for the issuance of same) with respect to such real property from insurers acceptable to the Agent;

                  (viii) the Agent has received evidence satisfactory to it that such real property is not located in a flood plain (or if any such real property is located in a flood plain, an acceptable flood hazard insurance policy);

                  (ix) the Agent has received evidence satisfactory to it that there are no outstanding real estate taxes which have been due and payable for more than thirty (30) days; and

                  (x) the Agent has received opinions of local counsel to the Credit Parties in each jurisdiction in which such real property is located with respect to the validity and enforceability of the Agent's Lien on such real property securing the obligations of the Credit Parties under this Agreement, all in form and substance satisfactory to the Agent;

      provided, however, that the Agent may from time to time in its reasonable credit judgment (a) exclude particular parcels of real property from the definition of Eligible Real Estate and (b) establish, modify or eliminate Reserves against Eligible Real Estate; provided, further, that the orderly liquidation value of Eligible Real Estate shall be based upon appraisals as of a date not more than forty-five (45) days prior to the Closing Date, which shall be updated as frequently as once each year if requested by Agent.

            "Eligible Service Merchandise Accounts" means post-petition Accounts owing by Service Merchandise, Inc., as debtor-in-possession, with an aggregate book value not to exceed $3,000,000 in the aggregate; provided that (i) no such Account shall remain unpaid more than thirty (30) days after its original invoice date, (ii) the debtor-in-possession credit facility provided to Service Merchandise, Inc. shall not have been terminated or suspended or credit availability thereunder restricted and (iii) the Chapter 11 proceeding in which Service Merchandise, Inc. is the debtor shall not have been converted to a liquidating Chapter 11 case or a Chapter 7 bankruptcy proceeding.

            "Employment Agreements" means the Employment Agreement dated as of the Closing Date among New Holdings, Borrower and Scott Watterson and the Employment Agreement dated as of the Closing Date among New Holdings, Borrower and Gary Stevenson.

            "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "Equivalent Amount" means, on any date of determination, with respect to obligations or valuations denominated in one currency (the "first currency"), the amount of another currency (the "second currency") which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Borrower and Agent.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

            "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

            "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

            "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

            "European Subsidiaries" means ICON Health & Fitness Ltd., ICON Health & Fitness Italia SRL, ICON Fitness Lifestyle Limited, ICON Health & Fitness France SARL, HealthRider International Limited, Weider Health & Fitness France SA and HealthRider GmbH.

            "Event of Default" has the meaning ascribed to it in Section 8.1.

            "Exchange Offer" means the HF Holdings Inc. and ICON Health and Fitness, Inc. Exchange Offer and Consent Solicitation Statement dated July 30, 1999, including all supplements, amendments, or modifications thereto, in each case in form and substance satisfactory to the Agents.

            "Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of Borrower and its Subsidiaries, consolidated net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, plus decreases or minus increases (as the case may be) (b) in Working Capital, minus (c) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex
G), minus (d) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, plus or minus (as the case may be), (e) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (f) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(iv) or 1.3(d), minus (g) voluntary prepayments made pursuant to Section 1.3(a)(i), plus (h) taxes deducted in determining consolidated net income to the extent not paid for in cash minus (i) taxes paid in cash during such period and not deducted in determining consolidated net income for that period. For purposes of this definition, "Working Capital" means Current Assets minus Current Liabilities.

            "Excess PIK Interest" means an amount equal to the excess, if any, on a PIK Interest Catch-Up Date of (a) the amount of accrued and unpaid PIK Interest (including capitalized interest) and all other accrued and unpaid original issue discount outstanding on such PIK Interest Catch-Up Date with respect to Term Loan C over (b) the product of (x) the issue price (as defined in section 1273(b) of the IRC) of Term Loan C times (y) the yield to maturity (interpreted in accordance with section 163(i) of the IRC) of Term Loan C.

            "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C.ss.201 et seq.

            "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

            "Fee Letter" means that certain letter, dated as of June 11, 1999 among GE Capital, Fleet and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital and Fleet.

            "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

            "Financial Covenants" means the financial covenants set forth in Annex G.

            "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.

            "Fiscal Month" means any of the monthly accounting periods of Borrower.

            "Fiscal Quarter" means any of the quarterly accounting periods of Borrower, ending on August 31, November 30, February 28 and May 31 of each year; provided, however, that the first three Fiscal Quarters of each Fiscal Year end on the Saturday nearest the dates set forth in this definition.

            "Fiscal Year" means any of the annual accounting periods of Borrower ending on May 31 of each year.

            "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

            "Fleet" means Fleet National Bank.

            "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

            "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

            "GE Capital" means General Electric Capital Corporation, a New York corporation.

            "General Intangibles" means "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

            "Goods" means any "goods" as defined in the Code, now owned or hereafter acquired by any Person.

            "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "Guaranties" means, collectively, the New Holdings Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

            "Guarantors" means New Holdings, ICON of Canada, ICON New Brunswick, ICON International Holdings, Inc., Universal Technical Services and JumpKing and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

            "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "hazardous waste," "hazardous material," "hazardous substance," "dangerous good," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "HF Investment" means HF Investment Holdings, LLC, a Delaware limited liability company.

            "HF Investment LLC Agreement" means the Limited Liability Company Agreement of HF Investment as in effect on the Closing Date.

            "Holdings" means IHF Holdings, Inc., a Delaware corporation.

            "ICON New Brunswick" means 510152 N.B. Ltd., a New Brunswick corporation.

            "ICON of Canada" means ICON of Canada Inc./ICON du Canada Inc., a Quebec company.

            "ICON of Canada Debenture" means the Debenture in the principal amount of C $600,000,000 issued by ICON of Canada to Agent pursuant to the ICON of Canada Hypothec.

            "ICON of Canada Hypothec" means the Deed of Hypothec entered into by and among Agent, Lenders and ICON of Canada.

            "ICON of Canada Pledge Agreement" means the Pledge Agreement between ICON of Canada and Agent pursuant to which ICON of Canada pledges the ICON of Canada Debenture to Agent and Lenders.

            "Indebtedness" means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all net obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

            "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

            "Indemnified Person" has the meaning ascribed to it in Section 1.13.

            "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

            "Insolvency Laws" means any of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

            "Instruments" means any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Intellectual Property" means any and all Licenses, Patents, Designs, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

            "Intercompany Note" has the meaning ascribed to it in Section 6.3.

            "International Holdings" means ICON International Holdings, Inc., a Delaware corporation.

            "International Holdings Pledge Agreement" means a Pledge Agreement dated as of the Closing Date, pledging to the Agent for the benefit of the Lenders 100% of the stock of ICON of Canada and ICON New Brunswick and 65% of the stock of all other Subsidiaries of International Holdings.

            "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

            "Interest Payment Date" means (a) as to any Index Rate Loan (other than Term Loan C) the first Business Day of each month to occur while such Loan is outstanding, (b) as to that portion of Term Loan C that is an Index Rate Loan, the first day of March, June, September and December of each year, commencing December 1, 1999, and (c) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

            "Intermediate Holdings" means ICON Fitness Corporation, a Delaware corporation.

            "Inventory" means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

            "Investment Property" means all "investment property" as such term is defined in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

            "IP Collateral" means all Patents, all Trademarks and all Proceeds of the foregoing.

            "IP Lender" means those Lenders having IP Loan Commitments.

            "IP Loan" has the meaning ascribed to it in Section 1.1(d).

            "IP Loan Commitment" means (a) as to any Lender with an IP Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the IP Loan as set forth on Annex J to the Agreement or the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with an IP Loan Commitment, the aggregate commitment of all Lenders to make the IP Loan, which commitment shall be Fifteen Million Dollars ($15,000,000) on the Closing Date. After advancing the IP Loan, each reference to a Lender's IP Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding IP Loan.

            "IP Note" has the meaning ascribed to it in Section 1.1(d).

            "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

            "IRS" means the Internal Revenue Service.

            "ITA" means the Income Tax Act (Canada) as the same may, from time to time, be in effect.

            "JumpKing" means JumpKing, Inc., a Utah corporation.

            "L/C Issuer" has the meaning ascribed to it in Annex B.

            "L/C Sublimit" has the meaning ascribed to in it Annex B.

            "Lenders" means GE Capital, Fleet, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

            "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

            "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

            "Letters of Credit" means commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

            "Leverage Ratio" means, with respect to Borrower, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the average outstanding principal balance of the Revolving Loan for the three
(3) months preceding that determination date) to (b) the sum of EBITDA less Capital Expenditures for the twelve months ending on that date of determination.

            "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

            "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower's irrevocable notice to

Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

            (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

            (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

            (e) Borrower shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

            "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

            If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

            "License" means any Copyright License, Patent License, Trademark License, Design License or other license of rights or interests now held or hereafter acquired by any Credit Party.

            "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

            "Litigation" has the meaning ascribed to it in Section 3.13.

            "Loan Account" has the meaning ascribed to it in Section 1.12.

            "Loan Documents" means the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

            "Loans" means the Revolving Loan, the Swing Line Loan, the IP Loan and the Term Loans.

            "Lock Boxes" has the meaning ascribed to it in Annex C.

            "Management Agreements" means each of the Management Agreements dated as of the Closing Date among Borrower, New Holdings, and each of Scott Watterson and Gary Stevenson, the Management Agreement dated as of the Closing Date among Borrower, New Holdings and Bain Capital, Inc. and Section 7.1(b) of Securities Purchase Agreement dated as of the Closing Date between New Holdings and Credit Suisse First Boston.

            "Margin Stock" has the meaning ascribed to it in Section 3.10.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial or other condition of the Credit Parties considered as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities in excess of $5,000,000 shall constitute a Material Adverse Effect.

            "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

            "Mortgaged Properties" has the meaning assigned to it in Annex D.

            "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Net Borrowing Availability" means as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the sum of the Revolving Loan and Swing Line Loan then outstanding.

            "Net Worth" means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus the sum of (a) reserves applicable thereto, and (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

            "New Holdings" has the meaning ascribed to it in the recitals to the Agreement.

            "New Holdings Guaranty" means the guaranty of even date herewith executed by New Holdings in favor of Agent and Lenders.

            "New Holdings Pledge Agreement" means the Pledge Agreement of even date herewith executed by New Holdings in favor of Agent, on behalf of itself and Lenders, pledging all of the Stock of Borrower.

            "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

            "Notes" means the Revolving Notes, the Swing Line Note, the IP Notes and the Term Notes.

            "Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.5(e).

            "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

            "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case of proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

            "Old Holdcos" shall mean collectively IHF Capital, Inc., IHF Holdings, Inc., and ICON Fitness Corporation, each a Delaware corporation.

            "Old Management Agreement" has the meaning ascribed to it in Section 6.14.

            "Patent Security Agreements" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

            "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

            "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" means a Plan described in Section 3(2) of ERISA.

            "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $1,000,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Agent and Lenders or in favor of Agent and Lenders, as applicable; (j) Liens expressly permitted under clauses (b), (c) and (d) of Section 6.7 of the Agreement; and
(k) to the extent not included in clauses (a), (d) or (e) of this definition, Prior Claims that are unregistered and that secure amounts that are not yet due and payable.

            "Permitted Subordinated Debt" means Subordinated Debt that (i) is unsecured, (ii) is subordinated in right of payment to the Obligations on terms satisfactory to the Agents, (iii) is in a principal amount not to exceed the sum of (A) the principal balance of Term Loan C plus accrued interest thereon and prepayment fees with respect thereto to the extent the proceeds of such Permitted Subordinated Debt are used to pay the principal, interest and fees on Term Loan C, plus (B) the amount necessary to repurchase or prepay the Subordinated Notes in accordance with the Subordinated Notes Documents, but only to the extent the proceeds of such Permitted Subordinated Debt are used to make such repurchase or prepayment, (iv) amortizes in one or more installments commencing on or after the sixth anniversary of the Closing Date, (v) bears interest payable in cash at a rate less than the effective combined cash interest rate applicable to Term Loan C and the Subordinated Notes, and (vi) if applicable, bears PIK interest at a rate less than or equal to the PIK interest applicable to Term Loan C, and (vii) is otherwise incurred on terms and conditions reasonably satisfactory to Agents.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "PIK Interest" has the meaning ascribed to it in Section 1.5(a).

            "PIK Interest Catch-Up Date" means each Interest Payment Date and any other date (if any) on which principal is paid with respect to Term Loan C, in each case, occurring after the fifth anniversary of the Closing Date.

            "Plan" means, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

            "Pledge Agreements" means the Borrower Pledge Agreement, the New Holdings Pledge Agreement, and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

            "Prior Claims" means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent's security interests or Agent's and Lenders' hypothecs (or the applicable equivalent of such Liens), as applicable, against all or part of the Collateral, including for amounts owing for wages, employee deductions, goods and services taxes, sales taxes, income taxes, employer health taxes, municipal taxes, workers' compensation, pension fund obligations and overdue rents.

            "Prior Lenders" means collectively GE Capital and the lenders under that Amended and Restated Credit Agreement dated as of November 14, 1994, as amended, and General Electric Capital Canada Inc. under that Credit Agreement dated as of November 18, 1997, as amended.

            "Prior Lenders' Obligations" means, collectively, all Obligations as such term is defined in each of the Amended and Restated Credit Agreement dated as of November 14, 1994, as amended, among Agent, Borrower and the other parties thereto and the Credit Agreement between General Electric Capital Canada, Inc. and ICON of Canada dated as of November 18, 1997, as amended.

            "Proceeds" means "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, (e) dividends, interest and distributions with respect to Investment Property, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

            "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of May 31, 1999 after giving pro forma effect to the Related Transactions.

            "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan (including the Swing Line Loan as a subset of the Swing Line Lender's Revolving Loan), the percentage obtained by dividing (i) the Revolving Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Revolving Loan Commitment) of that Lender by (ii) the aggregate Revolving Loan

Commitments of all Lenders, (b) with respect to each Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender for Term Loans of that type by (ii) the aggregate Term Loan Commitments of all Lenders for Term Loans of that type, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to the IP Loan, the percentage obtained by dividing (i) the IP Loan Commitment of that Lender by the aggregate IP Loan Commitments of all Lenders, (d) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by
(ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

            "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

            "Public Offering" means a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

            "Qualified Assignee" means (i) (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies; and
(ii) in addition to the criteria set forth in the foregoing clause (i), any such Assignee shall be a Person which has and maintains a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that (a) no Affiliate of any Credit Party, (b) no Person determined by Agent to be acting in the capacity of a vulture fund and (c) no Person who holds Subordinated Debt or is an Affiliate of a holder of Subordinated Debt shall be a Qualified Assignee.

            "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

            "Ratable Share" has the meaning ascribed to it in Section 1.1(b).

            "Real Estate" has the meaning ascribed to it in Section 3.6.

            "Recapitalization" means, collectively, the transactions described in the Exchange Offer and all other transactions related thereto, including, without limitation, (i) an exchange offer whereby the 14% senior discount notes issued by Holdings will be exchanged for a portion of equity in New Holdings,
(ii) an exchange offer whereby the 15% senior discount notes issued by Intermediate Holdings will be exchanged for a portion of equity in New Holdings,
(iii) a cash equity contribution of not less than $40,000,000 to Borrower by Bain Capital, Inc., CS First Boston and others, (iv) an exchange offer whereby the 13% senior subordinated notes issued by Borrower will be exchanged for $40,000,000 of cash, $45,000,000 of Subordinated Notes and a portion of equity in New Holdings, (v) the repayment in full of the Prior Lenders' Obligations and
(vi) the merger of HF Acquisition, Inc., a wholly-owned Subsidiary of New Holdings with and into Borrower with Borrower as the surviving entity in that merger.

            "Recapitalization Documents" means the Exchange Offer, the Subordinated Notes Documents and the documents listed on Annex K hereto.

            "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(c)(iii).

            "Related Transactions" means the initial borrowing under the Revolving Loan, the IP Loan and the Term Loans on the Closing Date, the Recapitalization, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

            "Related Transactions Documents" means the Loan Documents and the Recapitalization Documents.

            "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Requisite Lenders" means Lenders having (a) more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Loans.

            "Requisite Revolving Lenders" means Lenders having (a) more than sixty-six and two-thirds percent (66 2/3%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Loan.

            "Reserves" means, with respect to the Borrowing Base (a) reserves established by Agent from time to time against Eligible Inventory pursuant to
Section 5.10, (b) reserves established pursuant to Section 5.4(c), and (c) such other reserves (including in respect of Prior Claims) against Eligible Accounts, Eligible Inventory or Borrowing Availability that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses, Indebtedness or Prior Claims shall be deemed to be a reasonable exercise of Agent's credit judgment.

            "Residual 13% Subordinated Notes" means subordinated notes due 2002 in aggregate principal amount not to exceed $1,500,000 issued pursuant to an Indenture between Borrower and Fleet Bank of Massachusetts, N.A. as trustee dated as of November 14, 1994 as amended as of the Closing Date.

            "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course to stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

            "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

            "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

            "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

            "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

            "Revolving Loan Commitment" means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred Twenty Million Dollars ($120,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

            "Revolving Note" has the meaning ascribed to it in Section
1.1(a)(ii).

            "Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

            "Senior Leverage Ratio" means, with respect to Borrower, on a consolidated basis, the ratio of (a) the outstanding principal balance of the Loans hereunder as of as of any date of determination (including the average outstanding principal balance of the Revolving Loan for the most recent Fiscal Quarter ending prior to that determination date), to (b) EBITDA for the twelve months ending on that date of determination.

            "Solvent" means (i) with respect to any Person on a particular date that is subject to Insolvency Laws of the United States of America, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital and (ii) with respect to any Person on a particular date that is subject to Insolvency Laws of Canada, that on such date
(a) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (b) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (c) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

            "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

            "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

            "Stockholders Agreement" means that certain Stockholders Agreement among the stockholders of HF Holdings, Inc. dated as of the Closing Date.

            "Subordinated Debt" means the Indebtedness of Borrower evidenced by the Subordinated Notes and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

            "Subordinated Notes" means those certain 12% Subordinated Notes due 2005 issued by Borrower in an aggregate original principal amount of $44,334,000.

            "Subordinated Notes Documents" means the Subordinated Notes and the Indenture between Borrower and IBJ Whitehall Bank & Trust Company dated as of September 22, 1999, as from time to time amended.

            "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

            "Swing Line Advance" has the meaning ascribed to it in Section 1.1(c)(i).

            "Swing Line Availability" has the meaning ascribed to it in Section 1.1(c)(i).

            "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

            "Swing Line Lender" means GE Capital.

            "Swing Line Loan" means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

            "Swing Line Note" has the meaning ascribed to it in Section 1.1(c)(ii).

            "Taxes" means taxes, levies, imposts, deductions, Charges and withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

            "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

            "Term Lenders" means those Lenders having Term Loan A Commitments, Term Loan B Commitments and/or Term Loan C Commitments, as applicable.

            "Term Loans" shall have the meaning assigned to it in Section 1.1(b)(i).

            "Term Loan A Commitment" means (a) as to any Lender with a Term Loan A Commitment, the commitment of such Lender to make its Pro Rata Share of Term Loan A as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan A Commitment, the aggregate commitment of all Lenders to make Term Loan A, which aggregate commitment shall be Thirty Million Dollars ($30,000,000) on the Closing Date. After advancing Term Loan A, each reference to a Lender's Term Loan A Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan A.

            "Term Loan B Commitment" means (a) as to any Lender with a Term Loan B Commitment, the commitment of such Lender to make its Pro Rata Share of Term Loan B as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan B Commitment, the aggregate commitment of all Lenders to make Term Loan B, which aggregate commitment shall be Eighty Million Dollars ($80,000,000) on the Closing Date. After advancing Term Loan B, each reference to a Lender's Term Loan B Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan B.

            "Term Loan C Commitment" means (a) as to any Lender with a Term Loan C Commitment, the commitment of such Lender to make its Pro Rata Share of Term Loan C as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan C Commitment, the aggregate commitment of all Lenders to make Term Loan C, which aggregate commitment shall be Fifty-Five Million Dollars ($55,000,000) on the Closing Date. After advancing Term Loan C, each reference to a Lender's Term Loan C Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan C.

            "Term Loan Commitments" means the aggregate of the Term Loan A Commitment, Term Loan B and Term Loan C Commitment.

            "Term Note" has the meaning assigned to it in Section 1.1(b)(i).

            "Third Party Interactives" means all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

            "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

            "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

            "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

            "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

            "Ultimate Holdings" means IHF Capital, Inc., a Delaware corporation.

            "Voting Majority" has the meaning ascribed to such term in the HF Investment LLC Agreement.

            "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

            "Year 2000 Assessment" means a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

            "Year 2000 Corrective Actions" means, as to each Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

            "Year 2000 Corrective Plan" means, with respect to each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems on or before October 31, 1999, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

            "Year 2000 Date-Sensitive System/Component" means, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

            "Year 2000 Implementation Testing" means, as to each Credit Party,
(i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on an applications basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

            "Year 2000 Problems" means, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

            Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (Section 1.2)
                                       to
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

            (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Ten Million Dollars ($10,000,000) (the "L/C Sublimit"), (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

            (b) (i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

                  (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may

be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

            (c) Cash Collateral. (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

            (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its sole discretion.

            (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

            Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

            (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

            (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

            (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

            (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

            (ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

            (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

            (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

            (vi) the fact that a Default or an Event of Default has occurred and is continuing.

            (g) Indemnification; Nature of Lenders' Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

            (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by L/C Issuer under any Letter of Credit or guaranty thereof, L/C Issuer shall be liable to the extent such payment was made primarily as a result of its gross negligence or willful misconduct in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms;
(F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

            (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                              ANNEX C (Section 1.8)
                                       to
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

            Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

            (a) On or before the date that is ninety (90) days following the Closing Date and until the Termination Date, Borrower shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more bank accounts in Borrower's name or any such Subsidiary's name (each a "Borrower Account" and collectively, the "Borrower Accounts") at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the date that is ninety (90) days following the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank that shall be designated as the Concentration Account bank for Borrower in Disclosure Schedule (3.19) (the "Concentration Account Bank") which bank shall be satisfactory to Agent.

            (b) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of
Section 1.4.

            (c) On or before the date that is ninety (90) days following the Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the date that is ninety (90) days following the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account, for returned checks or other items of payment and for any required adjustments due to clerical errors or calculation errors relating to such account and in accordance with any court order, notice of garnishment binding on such bank or any other applicable law binding on such bank, and (iii) from and after the date that is ninety (90) days following the Closing Date (A) with respect to banks at which a Borrower Account is maintained, such bank agrees to forward immediately all amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

            (d) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

            (e) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

            (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11 or 8.3 as applicable. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

            (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Borrower Account. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Borrower Accounts.

                            ANNEX D (Section 2.1(a))
                                       to
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

            In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

            A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

            B. Revolving Notes, Swing Line Note and Term Notes. Duly executed originals of the Revolving Notes, Swing Line Note, IP Notes and Term Notes for each applicable Lender, dated the Closing Date.

            C. Security Agreements. Duly executed originals of the Security Agreement, dated as of the date hereof, and all instruments, documents and agreements executed pursuant thereto.

            D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

            E. Security Interests, Hypothecs and Code Filings. (a) Evidence satisfactory to Agents that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral and that Agent and Lenders have valid and registered first ranking hypothecs on the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agents may request in order to perfect the Agent's security interests in and Agent's and Lenders' hypothecs on the Collateral and (ii) copies of Code search reports listing all effective financing statements (or other applicable equivalent) that name any Credit Party as debtor, together with copies of such financing statements (or other applicable equivalent), none of which shall cover the Collateral, except for those relating to the Prior Lenders' Obligations (all of which shall be terminated on the Closing Date).

                  (b) Evidence satisfactory to Agents, including copies, of all UCC-1 and other financing statements (or other applicable equivalent) filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

                  (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

            F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Agents, by and between all parties to the Prior Lenders loan documents evidencing repayment in full of all Prior Lenders' Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agents, manually signed by the Prior Lenders releasing all liens of Prior Lenders upon any of the personal property and real property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lenders or relating to the Prior Lenders' Obligations.

            G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated as of the date hereof and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

            H. New Holdings Guaranty. Duly executed originals of the New Holdings Guaranty, dated as of the date hereof, and all documents, instruments and agreements executed pursuant thereto.

            I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated as of the date hereof, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower as of a date not more than seven (7) days prior to the date hereof.

            J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated September 24, 1999, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

            K. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

            L. Charter and Good Standing. For each Credit Party, such Person's
(a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) (or applicable equivalent) in its state (or province) of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification (or applicable equivalents) to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the date hereof and certified by the applicable Secretary of State or other authorized Governmental Authority.

            M. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the date hereof by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

            N. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the date hereof by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

            O. Opinions of Counsel. Duly executed originals of opinions of Ropes & Gray, counsel for the Credit Parties, together with any local counsel opinions requested by Agent from counsel in Utah, Quebec, Ontario and New Brunswick, each in form and substance satisfactory to Agent and its counsel, dated as of the date hereof.

            P. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) (i) share certificates representing all of the outstanding Stock of Borrower and each domestic and Canadian Subsidiary of Borrower (registered in Agent's name in the case of each such Canadian Subsidiary in order to better perfect Agent's security therein) and 65% of the outstanding Stock of each other Subsidiary of Borrower and stock powers for such share certificates executed in blank (except when such Stock certificates are registered in Agent's name) and (ii) a photocopy of the share register of each Canadian Subsidiary showing Agent as the registered owner of all of the outstanding Stock of each Canadian Subsidiary certified to be true and complete by the Secretary or Assistant Secretary of each such Canadian Subsidiary and (b) the original Intercompany Note and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

            Q. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with
Section 4.2, and a letter from such auditors acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements.

            R. Appointment of Agent for Service. An appointment of CT Corporation as each Credit Party's agent for service of process.

            S. Solvency Certificate. The Credit Parties shall deliver to Agent for the benefit of Lenders a solvency certificate signed by the Chief Financial Officer of Borrower in form and substance satisfactory to Agent.

            T. Fee Letter. Duly executed originals of the Fee Letter.

            U. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Operating Officer of Borrower, dated as of the date hereof, stating that, except as set forth in the Credit Agreement, since February 28, 1999 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates;
(c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

            V. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
Section 5.9.

            W. Mortgages. Mortgages or, in the case of Real Estate located in the Province of Quebec, the ICON of Canada Hypothec, covering all of the Real Estate (the "Mortgaged Properties") together with: (a) title insurance policies, flood insurance policies (if applicable), current as-built surveys, zoning letters, certificates of location, and certificates of occupancy, in each case satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agents.

            X. Subordination and Intercreditor Agreements. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party.

            Y. Environmental Reports. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Agent, all in form and substance satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

            Z. Appraisals. Agents shall have received appraisals from MEI, Inc. as to all Inventory, Fixtures, Equipment and as to each of the Mortgaged Properties, each of which shall be in form and substance satisfactory to Agents. Agents shall have received an appraisal of Borrower's Trademarks and Patents in form and substance satisfactory to Agents.

            AA. Audited Financials; Financial Condition. Agent shall have received Borrower's final Financial Statements for its Fiscal Year ended May 31, 1999, audited by PriceWaterhouseCoopers. Borrower shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections and a Borrowing Base Certificate with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the date hereof, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of Borrower and matters related thereto as Agent shall request.

            BB. Licensing Arrangements. All documents governing Borrower's licensing arrangement with Sears, Roebuck and Co. regarding Nordic Track products and trademarks.

            CC. Subsidiary Guaranties. Guaranties executed by the domestic and Canadian Subsidiaries of Borrower.

            DD. Management and Employment Agreements. Copies of all Management Agreements and employment agreements to which Borrower is a party.

            EE. Canadian Security Documents.

                  (a) ICON of Canada Hypothec. Duly executed original of the ICON of Canada Hypothec, dated prior to the Closing Date, and all instruments, documents and agreements executed pursuant thereto, including the ICON of Canada Debenture and the ICON of Canada Pledge Agreement.

                  (b) Canadian Security Agreements. Duly executed originals of the Canadian Security Agreements, dated as of the date hereof, and all instruments, documents and agreements executed pursuant thereto.

            FF. Recapitalization. Certificate from Borrower certifying as of the Closing Date that the Recapitalization has been completed and that Borrower has received not less than $40,000,000 in cash as an equity contribution from Bain Capital, Inc., Credit Suisse First Boston and management.

            GG. Recapitalization Documents. All other documents executed and delivered with respect to the Recapitalization.

            HH. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (Section 4.1(a))
                                       to
                                CREDIT AGREEMENT

                    FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

            Borrower shall deliver or cause to be delivered to Agents or to Agents and Lenders, as indicated, the following:

            (a) Monthly Financials. To Agents and Lenders, within forty-five
(45) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Note as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

            (b) Quarterly Financials. To Agents and Lenders, within forty-five
(45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agents and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

            (c) Operating Plan. To Agents and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following Fiscal Year, which will (i)include a statement of all of the material assumptions on which such plan is based, (ii) include monthly balance sheets and a monthly budget for the following year and (iii) integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

            (d) Annual Audited Financials. To Agents and Lenders, within ninety
(90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications required by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements,
(iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of

Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

            (e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

            (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

            (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

            (h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

            (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

            (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall;

            (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

            (l) Lease Default Notices. To Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion.

            (m) Lease Amendments. To Agent, prompt written notice of any product recall whether voluntary or otherwise.

            (n) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

                            ANNEX F (Section 4.1(b))
                                       to
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

            Borrower shall deliver or cause to be delivered the following:

            (a) To Agents, upon Agent's request, and in any event no less frequently than five (5) Business Days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the Borrower as of the last day of the immediately preceding Fiscal Month:

            (i) a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

            (ii) a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

            (b) To Lenders, upon Agent's request, and in any event no less frequently than two (2) Business Days after the end of each bi-weekly period (as of the last Business Day of each of those two week periods), a Borrowing Base Certificate, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; provided that, so long as Borrowing Availability is less than $15,000,000, the Borrowing Base and accompanying information will be provided no less frequently than two (2) Business Days after the end of each week; provided, further, that if Borrower has remained in compliance at all times with the Financial Covenants through the measuring period ending May 31, 2000, such Borrowing Base Certificates and accompanying information will be delivered monthly concurrently with the information set forth in clause (a) above.

            (c) To Agents, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion each of which shall be prepared by Borrower as of the last day of the immediately preceding week;

            (d) To Agents, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial

Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

            (e) To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940, the Financial Administrators Act (Canada) or any applicable state, provincial or territorial statute or municipal ordinance of similar purpose and effect; and
(ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency (including in any foreign jurisdiction) in the prior Fiscal Quarter;

            (f) Borrower, at its own expense, shall deliver to Agents the results of each physical verification, if any, that Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and be continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

            (g) Borrower, at its own expense, shall deliver to Agents (i) annual appraisals of its Inventory and (ii) such appraisals of its inventory and other assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; and

            (h) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (Section 6.10)
                                       to
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

            Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

      (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures in excess of $13,000,000 in the aggregate during any Fiscal Year; provided, however, that the amount of permitted Capital Expenditures for each Fiscal Year after Fiscal Year 2000 may be increased by an amount equal to the lesser of (x) $1,500,000 and (y) $13,000,000 minus the actual amount of Capital Expenditures for the preceding Fiscal Year (the "Carry Over Amount"). For purposes of determining compliance with this covenant, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in the succeeding Fiscal Year.

      (b) Minimum Debt Service Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Debt Service Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before May 31, 2000, the period commencing on June 1, 1999, and ending on the last day of such Fiscal Quarter) of not less than the following:

            1.2 to 1.0 for the Fiscal Quarter ending November 30, 1999;
            1.7 to 1.0 for the Fiscal Quarter ending February 29, 2000;
            1.5 to 1.0 for the Fiscal Quarters ending May 31, 2000 through August 31, 2004;
                       and
            1.0 to 1.0 for the Fiscal Quarter ending November 30, 2004 and each Fiscal Quarter ending thereafter.

      (c) Minimum EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

            $48,000,000 for the Fiscal Quarter ending November 30, 1999; $52,500,000 for the Fiscal Quarter ending February 29, 2000; $55,000,000 for the Fiscal Quarter ending May 31, 2000; $55,000,000 for the Fiscal Quarter ending August 31, 2000; $55,000,000 for the Fiscal Quarter ending November 30, 2000;

            $55,000,000 for the Fiscal Quarter ending February 28, 2001; $55,500,000 for each of the Fiscal Quarters ending May 31, 2001;
                        August 31, 2001; November 30, 2001; and February 28,
                        2002;
            $56,500,000 for each of the Fiscal Quarters ending May 31, 2002;
                        August 31, 2002; November 30, 2002; and February 28,
                        2003;
            $57,500,000 for each of the Fiscal Quarters ending May 31, 2003;
                        August 31, 2003; November 30, 2003; and February 29,
                        2004;
            $58,500,000 for the Fiscal Quarter ending May 31, 2004, and each
                        Fiscal Quarter ending thereafter.

      (d) Maximum Senior Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Senior Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

            6.0 to 1.0 for the Fiscal Quarter ending November 30, 1999;
            4.7 to 1.0 for the Fiscal Quarter ending February 29, 2000;
            3.7 to 1.0 for the Fiscal Quarter ending May 31, 2000;
            3.5 to 1.0 for the Fiscal Quarter ending August 31, 2000.
            5.0 to 1.0 for the Fiscal Quarter ending November 30, 2000;
            4.4 to 1.0 for the Fiscal Quarter ending February 28, 2001;
            3.4 to 1.0 for the Fiscal Quarter ending May 31, 2001;
            3.2 to 1.0 for the Fiscal Quarter ending August 31, 2001;
            4.9 to 1.0 for the Fiscal Quarter ending November 30, 2001;
            4.2 to 1.0 for the Fiscal Quarter ending February 28, 2002;
            3.2 to 1.0 for the Fiscal Quarter ending May 31, 2002;
            3.0 to 1.0 for the Fiscal Quarter ending August 31, 2002;
            4.7 to 1.0 for the Fiscal Quarter ending November 30, 2002;
            3.9 to 1.0 for the Fiscal Quarter ending February 28, 2003;
            2.9 to 1.0 for the Fiscal Quarter ending May 31, 2003;
            2.7 to 1.0 for the Fiscal Quarter ending August 31, 2003;
            4.4 to 1.0 for the Fiscal Quarter ending November 30, 2003;
            3.7 to 1.0 for the Fiscal Quarter ending February 29, 2004;
            2.7 to 1.0 for the Fiscal Quarter ending May 31, 2004;
            2.4 to 1.0 for the Fiscal Quarter ending August 31, 2004;
            4.1 to 1.0 for the Fiscal Quarter ending November 30, 2004;
            3.3 to 1.0 for the Fiscal Quarter ending February 28, 2005;
            2.4 to 1.0 for the Fiscal Quarter ending May 31, 2005 and each
                       Fiscal Quarter thereafter.

            (e) Revenue. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below for the period commencing on June 1, 1999 and ending on the last day of such Fiscal Quarter, net revenue of not less than the following:

            $288,000,000 for the Fiscal Quarter ending November 30, 1999;

            $500,000,000 for the Fiscal Quarter ending February 29, 2000; $600,000,000 for the Fiscal Quarter ending May 31, 2000.

      References to the Fiscal Quarters ending August 31, November 30, and February 28/29 shall be deemed to refer to the Fiscal Quarters ending on the Saturday closest to those dates. Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (Section 9.9(a))
                                       to
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION

General Electric Capital Corporation:    Bankers Trust
                                         New York, New York
                                         ABA #021001033
                                         Account #50232854
                                         Account Name:  GECC/CAF Depository
                                         Reference: CFC4201 ICON

Fleet National Bank:                     Fleet National Bank
                                         Boston, Massachusetts  02110
                                         ABA # 011-000-138
                                         Account #151-0351-03156
                                         Reference: Commercial Loan Services
                                                    Incoming Wire Suspense
                                                    Account
                                                    R/E ICON Health & Fitness

Jackson National Life Insurance Company: Bank of America
                                         Chicago, Illinois
                                         ABA #071-000-039
                                         Account #8188-9-03526
                                         Reference: Jackson National Life
                                                    Insurance Company
                                                    By: PPM Finance, Inc., as
                                                    Attorney-In-Fact

Zions First National Bank:               Zions First National Bank
                                         1 South Main Street, Salt Lake City,
                                            Utah  84111
                                         ABA #124000054
                                         Account #696600100187
                                         Attention: Pat Youngren

LaSalle Business Credit, Inc.:           LaSalle Bank
                                         Chicago, Illinois
                                         ABA #071000505
                                         Account #2321122
                                         Reference: LaSalle Business Credit,
                                                    Inc. for Benefit of ICON

PNC Bank, National Association:          PNC Business Credit
                                         East Brunswick, New Jersey
                                         ABA #031207607
                                         Account #196039957830
                                         Reference: ICON Health & Fitness

First Source Financial LLP:              LaSalle Bank National Association
                                         Chicago, Illinois
                                         ABA #071-000-505
                                         Account #2358874
                                         Reference: First Source Financial LLP
                                                    ICON Health & Fitness, Inc.

Comerica Bank:                           Comerica Bank
                                         Detroit, Michigan
                                         ABA #072 000 096
                                         Account #new
                                         Reference: ICON Health & Fitness, Inc.

Bank Polska Kasa Opieka S.A.:            The Bank of New York
                                         New York, New York
                                         ABA #021000018
                                         Account #8900051434
                                         Reference: ICON

GMAC Business Credit, LLC:               Bank One Michigan
                                         Detroit, Michigan
                                         ABA #072000326
                                         Account #3613249-84
                                         Reference: ICON Health & Fitness, Inc.

The Chase Manhattan Bank:                The Chase Manhattan Bank
                                         ABA #021000021
                                         Account #801-005477 (first funding)
                                                 #801-903211 (thereafter)
                                         Reference: ICON Health & Fitness, Inc.

Heller Financial, Inc.:                  Bank One, N.A.
                                         Chicago, Illinois  60670
                                         ABA #071000013
                                         Account #5298695
                                         Reference: Heller Financial

Pilgrim Prime Rate Trust:                State Street Bank & Trust Co.
                                         Boston, Massachusetts
                                         ABA #011-00-0028
                                         Account #5454-337-6
                                         Reference: Pilgrim Prime Rate Trust
                                                    ICON Health & Fitness

                             ANNEX I (Section 11.10)
                                       to
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)   If to Agent or GE Capital, at

      General Electric Capital Corporation
      10 South LaSalle Street, Suite 2700
      Chicago, Illinois 60603
      Attention: ICON Health & Fitness, Account Manager
      Telecopier No.: (312) 419-5992
      Telephone No.: (312) 419-0985

            with copies to:

            Latham & Watkins
            Sears Tower, Suite 5800
            Chicago, Illinois 60606
            Attention: David G. Crumbaugh
            Telecopier No.: (312) 993-9767
            Telephone No.: (312) 876-7700

            and

            General Electric Capital Corporation
            201 High Ridge Road
            Stamford, Connecticut 06927-5100
            Attention: Corporate Counsel-Commercial Finance
            Telecopier No.: (203) 316-7889
            Telephone No.: (203) 316-7552

(B)   If to Borrower, at

      ICON Health & Fitness, Inc.
      1500 South, 1000 West
      Logan, Utah 84321
      Attention: S. Fred Beck
      Telecopier No.: (435) 750-3665
      Telephone No.: (435) 750-4000
            with copies to:

            Ropes & Gray
            One International Place
            Boston, Massachusetts  02110
            Attention: David McKay
            Telecopier No.: (617) 951-7050
            Telephone No.: (617) 951-7000

(C)   If to Lenders, at

      Fleet National Bank
      MA OF DO3L
      1 Federal Street
      Boston, Massachusetts 02110
      Attention: Thomas Mahoney
      Telecopier No.: (617) 346-4806

      Jackson National Life Insurance Company
      By: PPM Finance, Inc., as attorney-in-fact
      225 W. Wacker Drive
      Chicago, Illinois 60606
      Attention: Michael J. Williams
      Telecopier No.: (312) 634-1283

      Zions First National Bank
      1 South Main Street, Suite 200
      Salt Lake City, Utah 84111
      Attention: David J. Mathis
      Telecopier No.: (801) 534-2136

      LaSalle Business Credit, Inc.
      Suite 400
      135 South LaSalle Street
      Chicago, Illinois 60603
      Attention: Credit Manager
      Telecopier No.: (312) 904-0291

      PNC Business Credit
      Two Tower Center Blvd.
      East Brunswick, New Jersey 08816
      Attention: Wing C. Louie
      Telecopier No.: (732) 220-4393

      First Source Financial LLP
      2850 W. Golf Road, 5th Floor
      Rolling Meadows, Illinois  60008
      Attention:  Kelli Marti (Credit)
        Telecopier No.: (847) 734-7911
      Attention: Lauren Rolsing (Administration)
        Telecopier No.: (847) 734-7912
      Attention: Ed Szarkowicz (Legal)
        Telecopier No.: (847) 723-7910

      Comerica
      999 18th Street
      Denver, Colorado 80202
      Attention: Kerry McGuire
      Telecopier No.: (303) 298-8239

      Bank Polska Kasa Opieka S.A.
      470 Park Avenue South, 15th Floor
      New York, New York 10016
      Attention: Harvey Winter
      Telecopier No.: (212) 251-1222

      GMAC Business Credit, LLC
      500 West Madison, Suite 3130
      Chicago, Illinois 60661
      Attention: Mary Bookman
      Telecopier No.: (312) 775-6006

      The Chase Manhattan Bank
      Chase Business Credit Corp. (4th Floor)
      600 Fifth Avenue
      New York, New York 10020
      Attention: Credit Deputy
      Telecopier No.: (212) 332-4297

      Heller Financial, Inc.
      150 East 42nd Street
      New York, New York 10017
      Attention: Albert J. Forzano
      Telecopier No.: (212) 880-7002

      Pilgrim Prime Rate Trust
      Two Renaissance Square
      40 North Central Avenue, Suite 1200
      Phoenix, Arizona 85004-4424
      Attention: Jeffrey S. Schultz
      Telecopier No.: (602) 417-8321

            with a copy to:

            State Street Bank and Trust Company
            Alternative Structures Unit
            Boston, Massachusetts
            Attention: Rolando Albuja
            Telecopier No.: (617) 664-5366/5367/5368
            Reference: Pilgrim Prime Rate Trust

                 ANNEX J (from Annex A - Commitments definition)
                                       to
                                CREDIT AGREEMENT

Lenders:

General Electric Capital Corporation

Revolving Loan Commitment
(including a Swing Line Commitment
of $10,000,000):                                            $9,042,662.08
[After giving effect to post-closing transfer to GMAC]

Term Loan A Commitment:                                     $2,260,665.71
[After giving effect to post-closing transfer to GMAC]

Term Loan B Commitment:                                     $6,168,747.79
[After giving effect to post-closing transfer to GMAC and Pilgrim]

Term Loan C Commitment:                                     $25,000,000
[After giving effect to post-closing transfer to GMAC and Pilgrim]

IP Loan Commitment:                                         $4,979,591.76

Fleet National Bank

Revolving Loan Commitment:                                  $9,228,855.08
[After giving effect to post-closing transfer to GMAC]

Term Loan A Commitment:                                     $2,307,213.71
[After giving effect to post-closing transfer to GMAC]

Term Loan B Commitment:                                     $9,012,264.55
[After giving effect to post-closing transfer to GMAC]

Term Loan C Commitment:                                     $25,000,000

Jackson National Life Insurance Company

Revolving Loan Commitment:                            $26,086,956.52

Term Loan A Commitment:                               $6,521,739.13

Term Loan B Commitment:                               $17,391,304.35

Zions First National Bank

Revolving Loan Commitment:                            $8,000,000

Term Loan A Commitment:                               $2,000,000

Pilgrim America Prime Rate Trust

Term Loan B Commitment:                               $5,000,000

IP Loan Commitment:                                   $5,000,000

Term Loan C Commitment:                               $5,000,000

[To be purchased post-closing]

LaSalle Business Credit, Inc.

Revolving Loan Commitment:                            $12,244,897.96

Term Loan A Commitment:                               $3,061,224.49

Term Loan B Commitment:                               $8,163,265.31

IP Loan Commitment:                                   $1,530,612.24

PNC Business Credit, Inc.

Revolving Loan Commitment:                            $7,826,086.96

Term Loan A Commitment:                               $1,956,521.74

Term Loan B Commitment:                               $5,217,391.30

First Source Financial LLP

Revolving Loan Commitment:                            $5,877,551

Term Loan A Commitment:                               $1,469,388

Term Loan B Commitment:                               $3,918,367

IP Loan Commitment:                                   $734,694

Comerica Bank

Revolving Loan Commitment:                            $7,826,087

Term Loan A Commitment:                               $1,956,522

Term Loan B Commitment:                               $5,217,391.30

Bank Polska Kasa OPIEKA S.A. - PEKAO S.A. Group, New York Branch

Revolving Loan Commitment:                            $4,000,000

Term Loan A Commitment:                               $1,000,000

Heller Financial, Inc.

Revolving Loan Commitment:                            $9,795,918

Term Loan A Commitment:                               $2,448,980

Term Loan B Commitment:                               $6,530,612.24

IP Loan Commitment:                                   $1,224,489.80

GMAC Business Credit, LLC

Revolving Loan Commitment:                            $12,244,900

Term Loan A Commitment:                               $3,061,224

Term Loan B Commitment:                               $8,163,264

IP Loan Commitment:                                   $1,530,612

[To be purchased post-closing]

The Chase Manhattan Bank

Revolving Loan Commitment:                            $7,826,086.96

Term Loan A Commitment:                               $1,956,521.74

Term Loan B Commitment:                               $5,217,391.30

         ANNEX K (from Annex A - Recapitalization Documents definition)
                                       to
                                CREDIT AGREEMENT

A. Equity Restructuring

      1. Limited Liability Company Agreement of HF Investment Holdings, LLC (the "LLC"), dated as of the Closing Date, among certain affiliates of Bain Capital, Inc. ("Bain"), Scott Watterson and Gary Stevenson, and [others] (collectively, the "Non-CSFB Investors").

      2. Subscription and Stock Purchase Agreement, dated as of the Closing Date, between HF Holdings, Inc. ("New Holdings") and the LLC.

      3. Securities Purchase Agreement, dated as of the Closing Date, among New Holdings and Credit Suisse First Boston ("CSFB").

      4. Note Agreement, dated as of the Closing Date, between New Holdings and CSFB.

      5. Subordinated Note issued to CSFB in the aggregate principal amount of $5,000,000.

      6. Stockholders Agreement, dated as of the Closing Date, among New Holdings, ICON Health & Fitness, Inc. ("Borrower"), the LLC, participating old 13% holders, if any, Scott Watterson and Gary Stevenson, other management stockholders and CSFB.

      7. Restated Employment Agreements, dated as of the Closing Date, between New Holdings, Borrower and each of Scott Watterson and Gary Stevenson.

      8. Termination Agreements, dated as of the Closing date, between IHF Holdings, Inc., Borrower and each of Scott Watterson and Gary Stevenson.

      9. `Non-recourse notes ($2.2 million aggregate), dated as of the Closing Date, issued to New Holdings by each of Scott Watterson and Gary Stevenson.

      10. Pledge and Security Agreements, dated as of the Closing Date, between New Holdings and each of Scott Watterson and Gary Stevenson.

      11.   1999 Junior Management Stock Option Plan.

      12. Promissory Notes ($500,000 aggregate) of members of junior management.

      13. Option Certificates issued by New Holdings to members of junior management on the Closing Date.

      14.   ICON Junior Management Deferred Bonus Plan.

      15. Management Agreement, dated as of the Closing Date, among New Holdings, Borrower and Bain.

      16. Management Agreements among Borrower, New Holdings and each of Scott Watterson and Gary Stevenson.

      17. Agreements and Plan of Merger, dated as of the Closing Date, among New Holdings, Borrower and Merger Sub.

B. Exchange Offer/Consent Solicitation

      1.    New 12% Notes

            a.    Indenture with IBJ Whitehall, as trustee
            b.    Global 12% Note (for deposit with DTC)
            c.    Subsidiary Guarantees (from each Domestic Subsidiary)
            d.    Exchange and Registration Rights Agreement

      2.    New Holdings Warrants

            a.    Warrant Agreement
            b.    Global Warrant

      3.    Supplemental Indenture to 13% Notes

            a.    Supplemental Indenture No. 1 and No. 2
            b.    Consents of majority to proposed amendments

      4.    Supplemental Indenture to 15% Notes

            a.    Supplemental Indenture
            b.    Consents of majority to proposed amendments

      5.    Supplemental Indenture to 14% Notes

            a.    Supplemental Indenture
            b.    Consents of majority to proposed amendments

      6.    Miscellaneous

            a.    Exchange and Tabulation Agent Agreement
            b.    Information Agent Agreement

                                  SCHEDULE 1.1

                             AGENT'S REPRESENTATIVES

General Electric Capital Corporation
10 South LaSalle Street, Suite 2700
Chicago, Illinois  60603
Attention: ICON Health & Fitness, Account Manager
Telecopier No.: (312) 419-5992
Telephone No.: (312) 419-0985
Contact Persons: Scott Daum, Fran Krause


                                     1.1 - 1